Filed Pursuant to Rule 424(b)(5)
Registration No. 333-285913

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 19, 2025)

27,000,000 Depositary Shares

Each Representing a 1/20th Interest in a Share of

7.50% Series A Mandatory Convertible Preferred Stock

Microchip Technology Incorporated

7.50% Series A Mandatory Convertible Preferred Stock

We are offering 27,000,000 depositary shares (“Depositary Shares”), each of which represents a 1/20th interest in a share of our 7.50% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share (“Mandatory Convertible Preferred Stock”). The shares of Mandatory Convertible Preferred Stock will be deposited with Equiniti Trust Company, LLC, as bank depositary, pursuant to a deposit agreement. Holders of the Depositary Shares will be entitled to a proportional fractional interest in the rights and preferences of the Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the terms of such deposit agreement.

Dividends on our Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee of our board of directors, at an annual rate of 7.50% on the liquidation preference of $1,000 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, par value $0.001 per share, or in any combination of cash and common stock on March 15, June 15, September 15 and December 15 of each year, commencing on, and including, June 15, 2025 and ending on, and including, March 15, 2028.

Each share of our Mandatory Convertible Preferred Stock has a liquidation preference of $1,000 (and, correspondingly, each Depositary Share represents a liquidation preference of $50). Unless earlier converted, each share of our Mandatory Convertible Preferred Stock will automatically convert on the second business day immediately following the last trading day of the final averaging period (as defined below) into between 16.0060 and 19.6080 shares of our common stock, subject to anti-dilution adjustments. The number of shares of our common stock issuable on conversion will be determined based on the average VWAP (as defined herein) of our common stock over the 20-trading-day period beginning on, and including, the 21st scheduled trading day prior to March 15, 2028, which we refer to herein as the “final averaging period.” At any time prior to March 15, 2028, a holder of 20 Depositary Shares may cause the bank depositary to convert one share of our Mandatory Convertible Preferred Stock, on such holder’s behalf, into a number of shares of our common stock equal to the minimum conversion rate of 16.0060, subject to anti-dilution adjustments. If a holder of 20 Depositary Shares causes the bank depositary to convert one share of our Mandatory Convertible Preferred Stock, on such holder’s behalf, during a specified period beginning on the effective date of a fundamental change (as described herein), the conversion rate will be adjusted under certain circumstances, and such holder will also be entitled to a make whole dividend amount (as described herein).

Prior to this offering, there has been no public market for the Depositary Shares or the Mandatory Convertible Preferred Stock. We intend to apply to list the Depositary Shares on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “MCHPP.” Our common stock is listed on Nasdaq under the symbol “MCHP.”

Investing in the Depositary Shares involves risks. See the section titled “Risk Factors” beginning on page S-14 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2024, September 30, 2024 and December 31, 2024.

	Per Depositary Share	Total
Price to Public(1)	$50.00	$1,350,000,000.00
Underwriting discount(1)(2)	$1.125	$30,375,000.00
Proceeds, before expenses, to Microchip Technology Incorporated	$48.875	$1,319,625,000.00

(1)	Assumes no exercise of the underwriters’ over-allotment option to purchase additional Depositary Shares described below.
(2)	See the section titled “Underwriting (Conflicts of Interest)” beginning on page S-80 of this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted the underwriters a 13-day option to purchase up to 2,700,000 additional Depositary Shares from us at the public offering price, less the underwriting discount, solely to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering, before you make your investment decision.

It is expected that delivery of the Depositary Shares will be made against payment therefor on March 25, 2025, which is the second business day following the trade date for the Depositary Shares (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the Depositary Shares initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Depositary Shares who wish to trade the Depositary Shares prior to the business day preceding the settlement date should consult their own advisors.

The underwriters expect to deliver the Depositary Shares to investors on or about March 25, 2025.

Joint Lead Book-Running Managers

J.P. Morgan	BofA Securities	BNP PARIBAS

Book-Running Managers

Mizuho	RBC Capital Markets	Truist Securities	PNC Capital Markets LLC	Academy Securities	Citizens Capital Markets

Co-Managers

BMO Capital Markets	Scotiabank

Financial Advisor to Microchip Technology Incorporated

J. Wood Capital Advisors

The date of this prospectus supplement is March 20, 2025.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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INFORMATION ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement filed on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. By using a shelf registration statement, we may offer from time to time various securities, of which this offering of Depositary Shares is a part.

We are providing information to you about this offering of Depositary Shares in two parts. The first part is this prospectus supplement, which provides you with specific information regarding the terms of this offering of Depositary Shares, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. As allowed by the SEC rules, this prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the Registration Statement, including its exhibits and schedules. Statements contained in this prospectus supplement and the accompanying prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the Registration Statement, please see that agreement or document for a complete description of these matters.

You should read the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering, together with any additional information you may need, to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Documents Incorporated by Reference” below.

Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell securities only in jurisdictions where offers and sales are permitted. You should not assume the information in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, our Depositary Shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Depositary Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Depositary Shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, unless otherwise stated or the context otherwise requires, the terms the “Company,” “we,” “our,” “us,” or similar terms refer to Microchip Technology Incorporated and its consolidated subsidiaries.

S-ii

It is expected that delivery of the Depositary Shares will be made against payment therefor on March 25, 2025, which is the second business day following the trade date for the Depositary Shares (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the Depositary Shares initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Depositary Shares who wish to trade the Depositary Shares prior to the business day preceding the settlement date should consult their own advisors.

S-iii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and obtain copies of any document we file with the SEC on the SEC website located at www.sec.gov.

This prospectus supplement does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information concerning us and our securities, you should read the entire Registration Statement, of which this prospectus supplement forms a part, and the additional documents listed under “Documents Incorporated by Reference” below. The Registration Statement has been filed electronically and may be obtained through the SEC’s website listed above. Any statements contained in this prospectus supplement concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

Information about us is also available on our website at www.microchip.com. This URL and the SEC’s URL above are intended to be inactive textual references only. Information on, or accessible through, our website is not a part of, and is not incorporated by reference into, this prospectus supplement.

S-iv

DOCUMENTS INCORPORATED BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement. This means that we can disclose important information to you by referring you to another document that we have filed with the SEC. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference in this prospectus supplement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement.

We specifically incorporate by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, information deemed to have been furnished or not filed in accordance with the SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended March 31, 2024, as filed with the SEC on May 23, 2024 (including information specifically incorporated by reference therein from our definitive proxy statement on Schedule 14A, as filed on July 8, 2024, as supplemented by our Definitive Additional Materials on Schedule 14A filed with the SEC on August 13, 2024);

•

our Quarterly Reports on Form 10-Q for the period ended June 30, 2024, as filed with the SEC on August 1, 2024, for the period ended September 30, 2024, as filed with the SEC on November 5, 2024, and for the period ended December  31, 2024, as filed with the SEC on February 6, 2025;

•

our Current Reports on Form 8-K filed with the SEC on April 2, 2024, May  31, 2024, August  1, 2024 (solely to the extent information is provided under Item 5.02 thereof), August  20, 2024, August  22, 2024, September  4, 2024, November  12, 2024, November  20, 2024, December  2, 2024, December  16, 2024, February  4, 2025, February  24, 2025, and March 3, 2025;

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 12, 1999, and any amendment or reports filed for the purpose of updating such description; and

•

any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus supplement and before the closing of this offering.

You may electronically access these documents through our website, www.microchip.com. We are not incorporating the contents of, or information accessible through, the website into this prospectus supplement or the accompanying prospectus, other than in accordance with the prior sentence. You may also request a copy of these filings, at no cost, by writing to or telephoning us at the following address:

Microchip Technology Incorporated

2355 West Chandler Boulevard

Chandler, Arizona 85224-6199

Attn: Investor Relations

(480) 792-7200

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, are subject to the “safe harbor” created by those sections. These statements may contain words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “forecasts,” “targets,” “may,” “can,” “will,” “would” or similar expressions. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from those implied by the forward-looking statements. Factors that could cause actual results to differ materially from those predicted include, but are not limited to, statements regarding the following:

•	our expectation that we will experience period-to-period fluctuations in operating results, gross margins, product mix and average gross profit per unit;

•	the effects that uncertain global economic conditions and fluctuations in the global credit and equity markets may have on our financial condition and results of operations;

•	the effects and amount of competitive pricing pressure on our product lines and modest pricing declines in certain of our more mature proprietary product lines;

•	our ability to moderate future average selling price declines;

•	the amount of, and changes in, demand for our products and those of our customers;

•	the impact of national security protections, trade restrictions and changes in tariffs, including those impacting China;

•	our intent to vigorously defend our legal positions and our expectations of the impact of litigation on our operations;

•	the future impact on our business in response to public health concerns;

•	our goal to continue to be more efficient with our selling, general and administrative expenses;

•	our belief that customers recognize our products and brand name and our use of distributors as an effective supply channel;

•

our belief that familiarity with and adoption of development tools from us and from our third-party development tool partners will be an important factor in the future selection of our embedded control products;

•	the accuracy of our estimates of the useful life and values of our property, assets and other liabilities;

•	the possibility of future pricing fluctuations in our analog product line;

•	the impact of any supply disruption we may experience;

•	our ability to effectively utilize our facilities at appropriate capacity levels;

•	our ability to maintain manufacturing yields;

•	the maintenance of our competitive position based on our investments in new and enhanced products;

•	the cost effectiveness of using our own assembly and test operations;

•	our plans to continue to transition certain outsourced assembly and test capacity to our internal facilities;

•	our expectations regarding investments in equipment and facilities and the timeline of expansions of our manufacturing capacity;

•	the continued development of the embedded control market based on our strong technical service presence;

S-vi

•	our anticipated level of capital expenditures;

•	the possibility that loss of, or disruption in the operations of, one or more of our distributors could reduce our future net sales and/or increase our inventory returns;

•

our intent, including length, timing, planned closure days, to reduce production levels at global fabrication facilities, or closure of facilities completely and its impact on inventory levels and estimated cash savings;

•	our expectations regarding long-term supply agreements and the realization of deferred revenue;

•	the continuation and amount of quarterly cash dividends;

•

the sufficiency of our existing sources of liquidity to finance anticipated capital expenditures and otherwise meet our anticipated cash requirements, and the effects that our contractual obligations are expected to have on them;

•

our belief that the capital expenditures to be incurred over the next 12 months will provide sufficient manufacturing capacity to support the growth of our production capabilities for our new products and technologies and to bring in-house more of the production requirements that are currently outsourced;

•	our belief that our IT system compromise will not have a material adverse effect on our business or result in any material damage to us;

•

our expectation that we will continue to be the target of cyber-attacks, computer viruses, unauthorized access and other attempts to breach or otherwise compromise the security of our IT systems and data;

•	our plans to modify and enhance our cybersecurity risk management processes and strategy;

•	the impact of the resolution of legal actions on our business, and the accuracy of our assessment of the probability of loss and range of potential loss;

•	the amounts and timing, and our plans and expectations relating to the U.S. Statutory Notice of Deficiencies and proposed income adjustment from the Malaysian Inland Revenue Board;

•	our expectation regarding the treatment of our unrecognized tax benefits in the next 12 months;

•	our belief that the expiration of any tax holidays will not have a material impact on our effective tax rate;

•	our expectations regarding our tax expense, cash taxes and effective tax rate;

•	our expectation that the global minimum tax (GMT) will not have a material impact on our fiscal 2025 results;

•	our belief that the estimates used in preparing our condensed consolidated financial statements are reasonable;

•	our actions to vigorously and aggressively defend and protect our intellectual property on a worldwide basis;

•	our ability to obtain and maintain patents and intellectual property licenses and minimize the effects of litigation or other disputes or the loss of patent protection;

•	the level of risk we are exposed to for product liability claims or indemnification claims;

•	the effect of fluctuations in market interest rates on our income and/or cash flows;

•	the effect of fluctuations in currency rates;

•	the impact of inflation on our business;

•

our ability to increase our borrowings or seek additional equity or debt financing to maintain or expand our facilities, or to fund cash dividends, share repurchases, acquisitions or other corporate activities, and that the timing and amount of such financing requirements will depend on a number of factors;

S-vii

•	our expected debt obligation maturities and plans to refinance our existing debt;

•	our expectations regarding the amounts and timing of repurchases under our stock repurchase program;

•	our expectation that our reliance on third-party contractors may increase over time as our business grows;

•	our ability to collect accounts receivable;

•	the impact of the legislative and policy changes implemented or which may be implemented by the current administration on our business and the trading price of our stock;

•

our belief that our culture, values, and organizational development and training programs will continue to provide an inclusive work environment where our employees are empowered and engaged to deliver the best embedded control solutions;

•

our belief that our continued success is driven by the skills, knowledge, and innovative capabilities of our personnel, a strong technical service presence, and our ability to rapidly commercialize new and enhanced products;

•	the potential impact of changes in regulations or in their enforcement, including with respect to the capital expenditures or other costs or expenses;

•	the impact of any failure by use to adequately control the storage, use, discharge and disposal of regulated substances;

•	estimates and plans regarding pension liability and payments expected to be made for benefits earned;

•	our expectations regarding the amount, timing, and future applications for investment tax credits under the CHIPS Act;

•	our expectations regarding past or potential future acquisitions, joint development agreements or other strategic relationships and any related benefits;

•	the impact on our business stemming from Russia’s invasion of Ukraine;

•	our ability to successfully consummate the closing of the New Revolving Credit Facility on the terms currently contemplated or at all;

•	our expectations regarding the effect of the capped call transactions and regarding the anticipated market activities of the option counterparties or their affiliates; and

•	our intended use of proceeds from this offering.

Additional factors which could cause actual results to differ materially from our expectations include those set forth in this prospectus supplement under the heading “Risk Factors,” as well as the risks discussed in the “Risk Factors” section of our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the periods ending June 30, 2024, September 30, 2024 and December 31, 2024, which are incorporated herein by reference, and in other documents that are incorporated by reference in this prospectus supplement. These forward-looking statements speak only as of the date hereof. Unless required by law, we undertake no obligation to update any forward-looking statements.

S-viii

SUMMARY

This summary highlights certain information about this offering and our business appearing elsewhere in this prospectus supplement or the documents incorporated by reference herein and does not contain all of the information that you should consider before investing in the Depositary Shares. The following summary is qualified in its entirety by the more detailed information included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompany prospectus, including our consolidated financial statements and notes thereto. For a more complete understanding of this offering and our business, you should read this entire prospectus supplement, the accompanying prospectus and all documents incorporated by reference herein and therein, including the section entitled “Risk Factors” herein and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and our Quarterly Reports on Form 10-Q for the periods ended June 30, 2024, September 30, 2024 and December 31, 2024, before deciding to invest in the Depositary Shares.

The Company

We develop, manufacture and sell smart, connected and secure embedded control solutions used by our customers for a wide variety of applications. Our strategic focus includes general purpose and specialized 8-bit, 16-bit, and 32-bit mixed-signal microcontrollers, microprocessors, analog, FPGA, and memory products. With over 30 years of technology leadership, our broad product portfolio is a Total System Solution (“TSS”) for our customers that can provide a large portion of the silicon requirements in their applications. TSS is a combination of hardware, software and services which help our customers increase their revenue, reduce their costs and manage their risks compared to other solutions. Our synergistic product portfolio empowers disruptive growth trends, including edge computing/internet of things, data centers, artificial intelligence/machine learning, networking/connectivity, e-mobility, and sustainability, in key end markets such as automotive, aerospace and defense, communications, consumer appliances, data centers and computing, and industrial.

We were incorporated in Delaware in 1989. Our executive offices are located at 2355 W. Chandler Boulevard, Chandler, Arizona 85224-6199 and our telephone number is (480) 792-7200. Our website address is www.microchip.com. We are not incorporating the contents of, or information accessible through, the website into this prospectus supplement or the accompanying prospectus.

Recent Developments

We have taken actions to substantially reduce our excess inventory including the closure of our Fab 2 facility. Although the time it will take for our direct customer inventory to be reduced to a normalized level is difficult to predict, we have greater visibility with respect to our distribution inventory and order levels have resulted in a meaningful reduction in that inventory. We are seeing evidence of signs of recovery in our business as our bookings saw meaningful improvement in January and February 2025 over the first two months of the December 31, 2024 quarter despite the lunar new year in February 2025 and our backlog has been stabilizing, although we do not have results as yet for the full quarter ending March 31, 2025.

On March 14, 2025, we entered into a Third Amendment (the “Amendment”) to our existing Amended and Restated Credit Agreement, dated as of December 16, 2021 (as amended from time to time, the “Credit Agreement”), with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Amendment amended the Credit Agreement to, among other things, allow for the Company to enter into the capped call transactions described herein under the section titled “Description of the Capped Call Transactions”.

We have also initiated a syndication process to replace the $2.75 billion revolving credit facility under our Credit Agreement with a new revolving credit facility (the “New Revolving Credit Facility”). The New Revolving Credit Facility, subject to market conditions and other factors, is expected to be in the aggregate principal amount of $2.25 billion, have a maturity of five years from the closing date of the facility, and bear interest at a floating interest rate based on SOFR plus an applicable margin determined based upon our senior, unsecured debt ratings. The New Revolving Credit Facility will be unsecured and guaranteed by certain of our material domestic subsidiaries. The closing of the New Revolving Credit Facility is anticipated to be subject to, among other things, the consummation of this offering of Depositary Shares, successful syndication, negotiation, execution and delivery of definitive loan documentation and various customary closing conditions. We cannot assure you that we will be able to successfully consummate the closing of the New Revolving Credit Facility on the terms currently contemplated or at all.

The Offering

The following summary contains basic information about the Depositary Shares and this offering. It does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus.

Issuer	Microchip Technology Incorporated

Depositary Shares offered	27,000,000 Depositary Shares, each of which represents a 1/20th interest in a share of our Mandatory Convertible Preferred Stock. Each Depositary Share entitles the holder of such Depositary Share, through the bank depositary, to a proportional fractional interest in the rights and preferences of such share of Mandatory Convertible Preferred Stock, including conversion, dividend, liquidation and voting rights, subject to the terms of the deposit agreement.

Underwriters’ over-allotment option to purchase additional Depositary Shares	We have granted the underwriters a 13-day option to purchase up to 2,700,000 additional Depositary Shares, at the public offering price, less the underwriting discount, solely to cover over-allotments.

Public offering price	$50 per Depositary Share.

Liquidation preference	$1,000 per share of our Mandatory Convertible Preferred Stock (equivalent to $50 per Depositary Share).

Dividends	7.50% of the liquidation preference of $1,000 per share of our Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the initial issue date (as defined below) and, to the extent that we are legally permitted to pay dividends and our board of directors, or an authorized committee thereof, declares a dividend payable with respect to our Mandatory Convertible Preferred Stock, we will pay such dividends in cash or, subject to certain limitations, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by our board of directors (or an authorized committee thereof) in its sole discretion; provided that any unpaid dividends will continue to accumulate. Dividends that are declared will be payable on the dividend payment dates (as described below) to holders of record on the March 1, June 1, September 1 and December 1, as the case may be, immediately preceding the relevant dividend payment date (each, a “record date”), whether or not such holders convert their Depositary Shares, or such Depositary Shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is $16.875 per share of our Mandatory Convertible Preferred Stock (equivalent to approximately $0.8438 per Depositary Share). Each subsequent dividend is expected to be $18.75 per share of our Mandatory Convertible Preferred Stock (equivalent to $0.9375 per Depositary Share). See the section titled “Description of Mandatory Convertible Preferred Stock—Dividends.”

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average VWAP (as defined under the section titled “Description of Mandatory Convertible Preferred Stock—Definitions”) per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date (the “five-day average price”), multiplied by 97%.

Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any declared dividend exceed a number equal to the amount of such declared dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash divided by $17.85, which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any adjustment to each fixed conversion rate (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash exceeds the product of the number of shares of common stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

The “initial price” equals $1,000, divided by the maximum conversion rate (as defined below), rounded to the nearest $0.0001, and is initially approximately equal to $51.00, which is the closing price of our common stock on March 20, 2025.

Dividend payment dates	March 15, June 15, September 15 and December 15 of each year, commencing on, and including, June 15, 2025 and ending on, and including, March 15, 2028. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

No redemption	We may not redeem the shares of Mandatory Convertible Preferred Stock or the Depositary Shares. However, at our option, we may purchase the Mandatory Convertible Preferred Stock or Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.

Mandatory conversion date	The second business day immediately following the last trading day of the final averaging period (as defined below). The mandatory conversion date is expected to be March 15, 2028.

Mandatory conversion	On the mandatory conversion date, each outstanding share of our Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert into a number of shares of our common stock equal to the conversion rate as described below, and each Depositary Share will automatically convert into a number of shares of common stock equal to a proportionate fractional interest in such shares of common stock.

If we declare a dividend for the dividend period ending on March 15, 2028, we will pay such dividend to the holders of record as of March 1, 2028, as described above. If, on or prior to March 1, 2028, we have not declared all or any portion of all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”), divided by the greater of (i) the floor price and (ii) 97% of the five-day average price (calculated as if the applicable dividend payment date were March 15, 2028). To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of such five-day average price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, pay such excess amount in cash.

Conversion rate	Upon conversion on the mandatory conversion date, the conversion rate for each share of our Mandatory Convertible Preferred Stock will be not more than 19.6080 shares of common stock and not less than 16.0060 shares of common stock (respectively, the “maximum conversion rate” and the “minimum conversion rate”), depending on the applicable market value of our common stock, as described below and subject to certain anti-dilution adjustments. Correspondingly, the conversion rate per Depositary Share will be not more than 0.9804 shares of common stock and not less than 0.8003 shares of common stock.

The “applicable market value” of our common stock is the average VWAP per share of our common stock over the final averaging period. The “final averaging period” is the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding March 15, 2028. The conversion rate will be calculated as described under the section titled “Description of Mandatory Convertible Preferred Stock—Mandatory Conversion.”

The following table illustrates the conversion rate per share of our Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments.

Applicable market value of our common stock	Conversion rate per share of Mandatory Convertible Preferred Stock
Greater than the threshold appreciation price (as defined below)	16.0060 shares of common stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between 16.0060 and 19.6080 shares of common stock, determined by dividing $1,000 by the applicable market value

Less than the initial price	19.6080 shares of common stock

The following table illustrates the conversion rate per Depositary Share, subject to certain anti-dilution adjustments:

Applicable market value of our common stock	Conversion rate per Depositary Share

Greater than the threshold appreciation price	0.8003 shares of common stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between 0.8003 and 0.9804 shares of common stock, determined by dividing $50 by the applicable market value

Less than the initial price	0.9804 shares of common stock

The “threshold appreciation price” equals $1,000, divided by the minimum conversion rate, rounded to the nearest $0.0001, which is initially $62.4766 and represents an approximately 22.5% appreciation over the initial price.

Conversion at the option of the holder	Other than during a fundamental change conversion period (as defined below), at any time prior to March 15, 2028, a holder of Mandatory Convertible Preferred Stock may elect to convert such holder’s shares of our Mandatory Convertible Preferred Stock, in whole or in part, at the minimum conversion rate of 16.0060 shares of common stock per share of Mandatory Convertible Preferred Stock (equivalent to 0.8003 shares of common stock per Depositary Share) as described under the section titled “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder.” This minimum conversion rate is subject to certain anti-dilution and other adjustments. Because each Depositary Share represents a 1/20th fractional interest in a share of our Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares only in lots of 20 Depositary Shares.

If, as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or prior to the dividend payment date immediately preceding such early conversion date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “early conversion additional conversion amount”), divided by the greater of (i) the floor price and (ii) the average VWAP per share of our common stock over the 20 consecutive trading day period ending on, and including, the second trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Conversion at the option of the holder upon a fundamental change; fundamental change dividend make-whole amount

If a fundamental change (as defined under the section titled “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to March 15, 2028, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, into shares of common stock at the “fundamental change conversion rate” during the period beginning on, and including, the effective date of such fundamental change and ending on, and including, the earlier of (a) the date that is 20 calendar days after such effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) March 15, 2028. For the avoidance of doubt, the period described in the immediately preceding sentence may not end on a date that is later than March 15, 2028. The fundamental change conversion rate will be determined based on the effective date of the fundamental change and the price paid (or deemed paid) per share of our common stock in such fundamental change. Holders who convert shares of our Mandatory Convertible Preferred Stock during that period will also receive (1) a “fundamental change dividend make-whole amount” equal to the present value (calculated using a discount rate of 4.95% per annum) of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding the effective date to, but excluding, the effective date (collectively, the “accumulated dividend amount”)) for all the remaining full dividend periods and for the partial dividend period from, and including, the effective date to, but excluding, the next dividend payment date, and (2) to the extent that there is any accumulated dividend amount, the accumulated dividend amount

(clauses (1) and (2), together, the “make-whole dividend amount”), in the case of clauses (1) and (2), subject to our right to deliver shares of our common stock in lieu of all or part of such make-whole dividend amount; provided that if the effective date or the conversion date falls after the record date for a declared dividend and prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such record date, such dividend will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend. Because each Depositary Share represents a 1/20th fractional interest in a share of our Mandatory Convertible Preferred Stock, a holder of Depositary Shares may convert its Depositary Shares upon a fundamental change only in lots of 20 Depositary Shares.

If we elect to make any payment of the make-whole dividend amount, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change. Notwithstanding the foregoing, in no event will the number of shares of our common stock that we deliver in lieu of paying all or a portion of the make-whole dividend amount in cash exceed a number equal to the portion of the make-whole dividend amount to be paid by the delivery of common stock divided by the greater of (i) the floor price and (ii) 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change. To the extent that the portion of the make-whole dividend amount as to which we have elected to deliver shares of common stock in lieu of paying cash exceeds the product of the number of shares of common stock delivered in respect of such portion of the make-whole dividend amount and 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

In addition, if we are prohibited from paying or delivering, as the case may be, the make-whole dividend amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, the conversion rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered make-whole dividend amount, divided by the greater of (i) the floor price and (ii) 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change. To the extent that the cash amount of the aggregate unpaid and undelivered make-whole dividend amount exceeds the product of such number of additional shares and 97% of the price paid (or deemed paid) per share of our common stock in the fundamental change, we will not have any obligation to pay the shortfall in cash.

See the section titled “Description of Mandatory Convertible Preferred Stock— Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

Anti-dilution adjustments	The conversion rate may be adjusted in the event of, among other things: (1) stock dividends or distributions; (2) certain distributions to holders of our common stock of rights or warrants to purchase our common stock; (3) subdivisions or combinations of our common stock; (4) certain distributions to holders of our common stock of evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets, including by spin-off; (5) certain distributions to holders of our common stock of cash; and (6) certain tender or exchange offers by us or one of our subsidiaries for our common stock, in each case subject to certain exceptions. See the section titled “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.”

Voting rights	Except as specifically required by Delaware law or our amended and restated certificate of incorporation (the “Certificate of Incorporation”), which will include the certificate of designations for the Mandatory Convertible Preferred Stock, the holders of Mandatory Convertible Preferred Stock will have no voting rights.

Whenever dividends on shares of Mandatory Convertible Preferred Stock have not been declared and paid for six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, June 15, 2025), whether or not consecutive, the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of all other preferred stock of equal rank having similar voting rights, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations.

We will not, without the affirmative vote or consent of holders of at least two-thirds of the outstanding shares of Mandatory Convertible Preferred Stock, (1) authorize or create, or increase the authorized amount of, any senior stock (as defined below); (2) amend, alter or repeal the provisions of our Certificate of Incorporation so as to materially and adversely affect the powers, preferences or special rights of the Mandatory Convertible Preferred Stock; or (3) consummate a binding share exchange or reclassification involving shares of Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity unless the Mandatory Convertible Preferred Stock remains outstanding or is replaced by preference securities with terms no less favorable to holders in any material respect, in each case, subject to certain exceptions.

See the section titled “Description of Mandatory Convertible Preferred Stock— Voting Rights” and “Description of Depositary Shares—Voting the Mandatory Convertible Preferred Stock.”

Ranking	The Mandatory Convertible Preferred Stock will rank with respect to dividend rights and/or rights upon our liquidation, winding-up or dissolution, as applicable:

•

senior to (i) our common stock and (ii) each other class or series of capital stock issued after the original issue date of the Mandatory Convertible Preferred Stock (which we refer to as the “initial issue date”) the terms of which do not expressly provide that such capital stock ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution or (y) on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);

•

on a parity with any class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

•

junior to each class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”); and

•	junior to our existing and future indebtedness.

In addition, the Mandatory Convertible Preferred Stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

At December 31, 2024, we had approximately $6.79 billion of outstanding indebtedness.

Use of proceeds	We expect the net proceeds from this offering to be approximately $1.32 billion (or approximately $1.45 billion if the underwriters exercise in full their over-allotment option to purchase additional Depositary Shares) after deducting the underwriting discount and our estimated offering expenses totaling approximately $2.1 million.

We intend to use approximately $50.1 million of the net proceeds of the offering to pay the cost of the capped call transactions described below. If the underwriters exercise their over-allotment option to purchase additional Depositary Shares, we expect to use a portion of the net proceeds from the sale of such additional Depositary Shares to enter into additional capped call transactions with the option counterparties. We intend to use the remaining net proceeds to repay existing debt, including notes outstanding under our Commercial Paper Program, as described in the section titled “Use of Proceeds” in this prospectus supplement.

Material U.S. federal tax consequences	The material U.S. federal income tax consequences of owning and disposing of the Depositary Shares, our Mandatory Convertible Preferred Stock and any common stock received upon conversion of Mandatory Convertible Preferred Stock are described under the section titled “Material U.S. Federal Income Tax Considerations.”

Capped Call Transactions	In connection with the pricing of the Depositary Shares, we entered into privately negotiated capped call transactions with certain of the underwriters or their respective affiliates and certain other financial institutions (the “option counterparties”). The capped call transactions are generally expected to reduce or offset potential dilution to our common stock upon any conversion of Mandatory Convertible Preferred Stock, with such reduction subject to a cap. The cap price of the capped call transactions will initially represent a premium of 40% over the last reported sale price of our common stock on the pricing date of the offering. If the underwriters exercise their over-allotment option to purchase additional Depositary Shares, we expect to enter into additional capped call transactions with the option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the Depositary Shares. These activities could increase (or reduce the size of any decrease in) the market price of our common stock or the Depositary Shares at that time.

In addition, we have been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the Depositary Shares, and prior to the mandatory conversion date of the Mandatory Convertible Preferred Stock (and are likely to do so during the final averaging period relating to the mandatory conversion of the Mandatory Convertible Preferred Stock and, to the extent we unwind a corresponding portion of the capped call transactions, following any early conversion of the Mandatory Convertible Preferred Stock or repurchase of the Depositary Shares). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the Depositary Shares and could affect the value of the shares of common stock that you will receive upon conversion of the Mandatory Convertible Preferred Stock and, to the extent the activity occurs during the final averaging period relating to the mandatory conversion of the Mandatory Convertible Preferred Stock, it could also affect the number of shares of our common stock that you will receive upon conversion.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—Risks Related to this Offering and Ownership of the Depositary Shares and the Mandatory Convertible Preferred Stock—The capped call transactions may affect the value of the Depositary Shares and our common stock” and “Underwriting (Conflicts of Interest)—Capped Call Transactions.”

Depositary, transfer agent and registrar	Equiniti Trust Company, LLC (“Equiniti Trust Company”) is the depositary, transfer agent and registrar for the Mandatory Convertible Preferred Stock and EQ Shareowner Services is the transfer agent and registrar our common stock.

Listing	We intend to apply to list the Depositary Shares on Nasdaq under the symbol “MCHPP.” No assurance can be given that our Depositary Shares will be listed or that any such application for listing will be approved. Our common stock is listed on Nasdaq under the symbol “MCHP.”

Risk factors	Investing in the Depositary Shares involves risks. See the section titled “Risk Factors” beginning on page S-14 of this prospectus supplement and other information included or incorporated by reference in the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Depositary Shares.

Unless otherwise indicated, all applicable share, per share and related information in this prospectus supplement is based on 537,763,588 shares of common stock outstanding as of December 31, 2024, and excludes, in each case as of such date:

•	9,558,108 shares of our common stock issuable upon the vesting of restricted stock units outstanding;

•	21,400,892 shares of our common stock reserved for future issuance under our 2004 Equity Incentive Plan;

•	7,369,681 shares of our common stock reserved for future issuance under our 2001 Employee Stock Purchase Plan;

•	1,152,262 shares of our common stock reserved for future issuance under our 1994 International Employee Stock Purchase Plan;

•	the shares of our common stock reserved for issuance upon conversion of our Convertible Notes (as defined below); and

•	any shares of our common stock issuable upon conversion of, or payable in respect of dividends on, the Mandatory Convertible Preferred Stock.

RISK FACTORS

An investment in the Depositary Shares is subject to risks and uncertainties. This prospectus supplement does not describe all of the risks of an investment in the Depositary Shares. You should consult your own financial and legal advisors about the risks entailed by an investment in the Depositary Shares and the suitability of an investment in the Depositary Shares in light of your particular circumstances. For a discussion of the factors you should carefully consider before deciding to purchase any Depositary Shares that may be offered, please read “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended March 31, 2024 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024, September 30, 2024 and December 31, 2024, as well as the risk factors included below. The risks and uncertainties incorporated by reference herein and described below are not the only ones we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or a portion of your investment.

Risks Related to this Offering and Ownership of the Depositary Shares and the Mandatory Convertible Preferred Stock

You are making an investment decision in the Depositary Shares as well as in our Mandatory Convertible Preferred Stock.

As described in this prospectus supplement, you are investing in Depositary Shares that represent fractional interests in our Mandatory Convertible Preferred Stock. The bank depositary will rely solely on the dividend payments and other distributions on the Mandatory Convertible Preferred Stock it receives from us to fund all dividend payments and other distributions on the Depositary Shares.

You will bear the risk of a decline in the market price of our common stock between the pricing date for the Depositary Shares and the mandatory conversion date.

The number of shares of our common stock that you would receive upon mandatory conversion of our Mandatory Convertible Preferred Stock (and the related conversion of the Depositary Shares) is not fixed, but instead will depend on the applicable market value, which is the average VWAP per share of our common stock over the final averaging period, which is the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding March 15, 2028. The aggregate market value of the shares of our common stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the Mandatory Convertible Preferred Stock represented by your Depositary Shares. Specifically, if the applicable market value of our common stock is less than the initial price, which is calculated by dividing $1,000 by the maximum conversion rate and initially equals approximately $51.00, the closing price of our common stock on March 20, 2025, subject to certain anti-dilution adjustments, the market value of the shares of our common stock that you would receive upon mandatory conversion of each share of Mandatory Convertible Preferred Stock will be less than the $1,000 liquidation preference per share of Mandatory Convertible Preferred Stock (and, accordingly the market value of shares of our common stock that you would receive upon mandatory conversion of each Depositary Share will be less than the $50 liquidation preference per Depositary Share), and an investment in the Depositary Shares would result in a loss. Accordingly, you will bear the entire risk of a decline in the market price of our common stock. Any such decline could be substantial.

In addition, because the number of shares delivered to you upon mandatory conversion will be based upon the applicable market value, which is the average VWAP per share of our common stock over the final averaging period, the shares of common stock you receive upon mandatory conversion may be worth less than the shares of common stock you would have received had the applicable market value been equal to the VWAP per share of our common stock on the mandatory conversion date or the average VWAP of our common stock over a different period of days.

Purchasers of the Depositary Shares may not realize any or all of the benefit of an increase in the market price of shares of our common stock.

The aggregate market value of the shares of our common stock that you will receive upon mandatory conversion of each share of our Mandatory Convertible Preferred Stock (and the related conversion of the Depositary Shares) on the mandatory conversion date will only exceed the liquidation preference of $1,000 per share of Mandatory Convertible Preferred Stock (and the liquidation preference of $50 per Depositary Share) if the applicable market value of our common stock exceeds the threshold appreciation price, which is calculated by dividing $1,000 by the minimum conversion rate and initially equals $62.4766, subject to certain anti-dilution adjustments. The threshold appreciation price represents an appreciation of approximately 22.5% over the initial price. If the applicable market value of our common stock exceeds the threshold appreciation price, you will receive on the mandatory conversion date approximately 81.6% (which percentage is approximately equal to the initial price divided by the threshold appreciation price) of the value of our common stock that you would have received if you had made a direct investment in our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Depositary Shares (and the underlying Mandatory Convertible Preferred Stock) is less than that provided by a direct investment in shares of our common stock.

In addition, if the market value of our common stock appreciates and the applicable market value of our common stock is equal to or greater than the initial price but less than or equal to the threshold appreciation price, the aggregate market value of the shares of our common stock that you would receive upon mandatory conversion will only be equal to the aggregate liquidation preference of the Mandatory Convertible Preferred Stock (and, correspondingly, the aggregate market value of our common stock that you would receive upon the related mandatory conversion of the Depositary Shares will only be equal to the aggregate liquidation preference of the Depositary Shares), and you will realize no equity appreciation on our common stock.

The market price of our common stock, which may fluctuate significantly, will directly affect the market price for the Depositary Shares.

We expect that the market price of our common stock will directly affect the market price of the Depositary Shares. This may result in greater volatility in the market price of the Depositary Shares than would be expected for nonconvertible preferred stock or depositary shares representing nonconvertible preferred stock. The market price of our common stock has in the past fluctuated and is expected to continue to fluctuate significantly in response to a number of factors, including general volatility of stock market prices and volumes, changes in securities analysts’ estimates of our financial performance, variations between our actual and anticipated financial results, fluctuations in order levels, backlog levels or inventory levels, uncertainty about current or future global economic conditions, changes in our credit ratings and other factors, many of which are beyond our control. For more information regarding such factors, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2024 and our Quarterly Reports on Form 10-Q for the periods ended June 30, 2024, September 30, 2024 and December 31, 2024.

In addition, we expect that the market price of the Depositary Shares will be influenced by yield and interest rates in the capital markets, the time remaining to the mandatory conversion date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the fixed conversion rates. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of the Depositary Shares and our common stock. Any such arbitrage could, in turn, affect the market prices of our common stock and the Depositary Shares. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the Depositary Shares as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the market price of the Depositary Shares.

Regulatory actions may adversely affect the trading price and liquidity of the Depositary Shares.

We expect that many investors in, and potential purchasers of, the Depositary Shares will employ, or seek to employ, a convertible arbitrage strategy with respect to the Depositary Shares. Investors would typically implement such a strategy by selling short the common stock underlying the convertible securities and dynamically adjusting their short position while continuing to hold the securities. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Depositary Shares to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Depositary Shares.

The fundamental change conversion rate and the payment of the fundamental change dividend make-whole amount upon the occurrence of certain fundamental changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a fundamental change.

If a fundamental change (as defined under the section titled “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) occurs on or prior to March 15, 2028, the fundamental change conversion rate will apply to any shares of Mandatory Convertible Preferred Stock (and, accordingly, the Depositary Shares) converted during the fundamental change conversion period (as defined under the section titled “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) unless the stock price is less than $17.00 or above $85.00 (in each case, subject to adjustment) and, with respect to those shares of Mandatory Convertible Preferred Stock (and, accordingly, those Depositary Shares) converted, you will also receive, among other consideration, a fundamental change dividend make-whole amount, subject to our right to deliver shares of common stock in lieu of all or part of such amount and subject to the terms described under the section titled “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” The number of shares of common stock to be issued upon conversion in connection with a fundamental change will be determined as described under the section titled “Description of Mandatory Convertible Preferred Stock— Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” Although the fundamental change conversion rate and the payment of the fundamental change dividend make-whole amount are generally designed to compensate you for the lost option value that you would suffer and the dividends you would lose as a result of converting your Depositary Shares representing our Mandatory Convertible Preferred Stock upon a fundamental change, the fundamental change conversion rate is also designed to compensate us for the lost option value that we would suffer as a result of any such conversion. As a result, in many cases the fundamental change conversion rate will be less than the conversion rate that would apply upon mandatory conversion. The fundamental change conversion rate and fundamental change dividend make-whole amount are generally only an approximation of such lost option value and lost dividends and may not adequately compensate you for your actual loss. Furthermore, our obligation to deliver a number of shares of common stock per share of the Mandatory Convertible Preferred Stock (and your corresponding right to receive a proportionate number of shares of our common stock per Depositary Share) equal to the fundamental change conversion rate and pay the fundamental change dividend make-whole amount (whether paid or delivered, as the case may be, in cash or shares of our common stock) upon a conversion during the fundamental change conversion period could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

The fixed conversion rates of the Mandatory Convertible Preferred Stock and, in turn, the Depositary Shares may not be adjusted for all dilutive events that may adversely affect the market price of the Depositary Shares or the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock.

The fixed conversion rates of the Mandatory Convertible Preferred Stock and, in turn, the Depositary Shares, are subject to adjustment only for share subdivisions and combinations, share dividends and specified other transactions. See the section titled “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” for further discussion of anti-dilution adjustments. However, other events, such as regular, quarterly cash dividends that do not exceed the initial dividend threshold, grants under employee benefit or incentive plans, offerings of our common stock or other securities convertible into common stock (other than those set forth under the section titled “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments”) for cash or in connection with acquisitions or third-party tender or exchange offers, which may adversely affect the market price of our common stock, may not result in any adjustment. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Depositary Shares. In addition, the terms of our Mandatory Convertible Preferred Stock and the Depositary Shares do not restrict our ability to offer common stock or other securities convertible into common stock in the future, including offering a new series of preferred stock that ranks equally with our Mandatory Convertible Preferred Stock as to dividend payments and liquidation preference, or to engage in other transactions that could dilute our common stock. We have no obligation to consider the specific interests of the holders of our Mandatory Convertible Preferred Stock or the Depositary Shares in engaging in any such offering or transaction.

The possibility that we sell or issue a substantial number of shares of our common stock in the future could reduce the market price of our common stock and, in turn, the Depositary Shares.

In the future, we may sell shares of our common stock to raise capital or acquire other companies or minority interests in other companies. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our common stock and, in turn, the Depositary Shares. In addition, a substantial number of shares of our common stock is reserved for issuance upon the vesting of restricted stock units, upon conversion of our Convertible Notes and upon conversion of the Mandatory Convertible Preferred Stock, and we may also issue a substantial number of shares of our common stock to pay dividends on the Mandatory Convertible Preferred Stock. Furthermore, sales of a substantial amount of our common stock in the public market, or the perception that these sales or other issuances may occur, could reduce the market price of our common stock and, in turn, the Depositary Shares. This could also impair our ability to raise additional capital through the sale of our securities.

You will have no rights with respect to our common stock until you convert your Depositary Shares, but you may be adversely affected by certain changes made with respect to our common stock.

You will have no rights with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on our common stock, if any, prior to the conversion date with respect to a conversion of your Depositary Shares, but your investment in the Depositary Shares may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our Certificate of Incorporation or our amended and restated bylaws (the “Bylaws”) requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment, unless it would materially and adversely affect the powers, preferences or special rights of the Mandatory Convertible Preferred Stock, although you will nevertheless be subject to any changes in the powers, preferences or rights of our common stock.

You will have no voting rights except under limited circumstances, and you will need to act through the bank depositary to exercise voting rights with respect to our Mandatory Convertible Preferred Stock.

You do not have voting rights, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Delaware law. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages. If dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, June 15, 2025), whether or not for consecutive dividend periods, the holders of shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other classes or series of our preferred stock ranking equally with the Mandatory Convertible Preferred Stock either as to dividends and the distribution of assets upon liquidation, winding-up or dissolution and having similar voting rights, will be entitled to vote for the election of a total of two additional members of our board of directors, subject to the terms and limitations described under the section titled “Description of Mandatory Convertible Preferred Stock—Voting Rights.” Holders of Depositary Shares must act through the bank depositary to exercise any voting rights in respect of our Mandatory Convertible Preferred Stock.

Our Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries’ liabilities, as well as the capital stock of our subsidiaries held by third parties, in the event of a bankruptcy, liquidation, winding-up or dissolution of our or our subsidiaries’ assets.

In the event of a bankruptcy, liquidation, winding-up or dissolution, our assets will be available to make payments to holders of our Mandatory Convertible Preferred Stock only after all of our liabilities have been paid. In addition, our Mandatory Convertible Preferred Stock will rank structurally junior to all existing and future liabilities of our subsidiaries, as well as the capital stock of our subsidiaries held by third parties. Your rights to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors and third-party equity holders. In the event of a bankruptcy, liquidation, winding-up or dissolution, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay any amounts to the holders of our Mandatory Convertible Preferred Stock then outstanding. At December 31, 2024, we had approximately $6.79 billion of outstanding indebtedness.

Our ability to pay dividends on our Mandatory Convertible Preferred Stock may be limited.

Our payment of dividends on our Mandatory Convertible Preferred Stock in the future will be determined by our board of directors (or an authorized committee thereof) in its sole discretion and will depend on business conditions, our financial condition, earnings and liquidity, and other factors.

The agreements governing the Senior Credit Facilities limit, and the agreements governing any future indebtedness of ours may limit, our ability to pay cash dividends on our capital stock, including the Mandatory Convertible Preferred Stock. Therefore, we may be unable to pay dividends in cash on the Mandatory Convertible Preferred Stock.

In addition, under Delaware law, our board of directors (or an authorized committee thereof) may declare dividends on our capital stock (whether in cash or in shares of our common stock) only to the extent of our statutory “surplus” (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then-current and/or immediately preceding fiscal year, and applicable common law also imposes a solvency requirement.

Further, even if we are permitted under our contractual obligations and Delaware law to pay cash dividends on the Mandatory Convertible Preferred Stock, we may not have sufficient cash to pay dividends in cash on the Mandatory Convertible Preferred Stock (and, in turn, on the Depositary Shares).

If upon mandatory conversion or an early conversion at the option of a holder (other than during a fundamental change conversion period, except in limited circumstances) we have not declared all or any portion of the accumulated and unpaid dividends payable on the Mandatory Convertible Preferred Stock for specified periods, the applicable conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under the section titled “Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion” and “Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder.” If upon an early conversion during the fundamental change conversion period we have not declared all or any portion of the accumulated and unpaid dividends payable on the Mandatory Convertible Preferred Stock for specified periods, we will pay the amount of such accumulated and unpaid dividends in cash, shares of our common stock or any combination thereof, in our sole discretion (or, in certain circumstances, make a corresponding adjustment to the conversion rate), subject in each case to the limitations described under the section titled “Description of the Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” In the case of mandatory conversion or conversion upon a fundamental change, if these limits to the adjustment of the conversion rate or the amount of such dividends payable in shares, as applicable, are reached, we will pay the shortfall in cash if we are legally permitted to do so and to the extent permitted under the terms of the documents governing our indebtedness. We will not have an obligation to pay the shortfall in cash if these limits to the adjustment of the conversion rate are reached in the case of an early conversion at the option of the holder (or in the case of an early conversion during the fundamental change conversion period, if we are required to make an adjustment to the conversion rate in respect of any accumulated and unpaid dividends).

You may be subject to tax upon a payment of dividends or an adjustment to the conversion rate of the Mandatory Convertible Preferred Stock (or the Depositary Shares) even though you do not receive a corresponding cash distribution.

We may elect to pay a dividend in whole or in part in shares of our common stock. Refer to the section titled “Description of Mandatory Convertible Preferred Stock—Dividends.” Although it is not free from doubt, these distributions should be treated for U.S. federal income tax purposes as if the holder of Depositary Shares or Mandatory Convertible Preferred Stock received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus should generally be subject to the rules applicable to cash distributions (as discussed under the sections titled “Material U.S. Federal Income Tax Considerations—Taxation of U.S. Holders—Share Distributions” and “Material U.S. Federal Income Tax Considerations—Taxation of Non-U.S. Holders—Share Distributions and Adjustments to Conversion Rate” below).

The conversion rate of the Mandatory Convertible Preferred Stock and the Depositary Shares is subject to adjustment in certain circumstances. Refer to the section titled “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments.” If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you (as a holder of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock) may be deemed to have received for U.S. federal income tax purposes a taxable dividend without the receipt of any cash or property.

If you are a Non-U.S. Holder (as defined under the section titled “Material U.S. Federal Income Tax Considerations”), any dividend payable in shares or deemed dividend generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty). If we (or an applicable withholding agent) are required to withhold on such deemed distributions and pay the applicable withholding taxes because such deemed distribution does not give rise to any cash from which any applicable withholding tax could be satisfied, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable on the Depositary Shares, our Mandatory Convertible Preferred Stock or our common stock. Refer to the section titled “Material U.S. Federal Income Tax Considerations” for a further discussion of U.S. federal tax implications of participating in this offering for U.S. Holders (as defined therein) and Non-U.S. Holders.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of the Mandatory Convertible Preferred Stock to exercise their rights associated with a potential fundamental change.

Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a fundamental change were to occur on or prior to March 15, 2028, holders of the Mandatory Convertible Preferred Stock may have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a fundamental change dividend make-whole amount equal to the present value of all remaining dividend payments on their shares of Mandatory Convertible Preferred Stock. See the section titled “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.” These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management. In addition, provisions of Delaware law and our Certificate of Incorporation and Bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us.

An active trading market for the Depositary Shares does not exist and may not develop.

The Depositary Shares are a new issue of securities with no established trading market. We intend to apply to list the Depositary Shares on Nasdaq under the symbol “MCHPP.” However, no assurance can be given that our Depositary Shares will be listed or that any such application for listing will be approved. Even if the Depositary Shares are approved for listing on Nasdaq, such listing does not guarantee that a trading market for the Depositary Shares will develop or, if a trading market for the Depositary Shares does develop, the depth or liquidity of that market or the ability of the holders to sell the Depositary Shares, or to sell the Depositary Shares at a favorable price.

The capped call transactions may affect the value of the Depositary Shares and our common stock.

In connection with the pricing of the Depositary Shares, we entered into privately negotiated capped call transactions with the option counterparties. The capped call transactions are generally expected to reduce or offset potential dilution to our common stock upon any conversion of the Mandatory Convertible Preferred Stock, with such reduction subject to a cap. If the underwriters exercise their over-allotment option to purchase additional Depositary Shares, we expect to enter into additional capped call transactions with the option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the Depositary Shares. These activities could increase (or reduce the size of any decrease in) the market price of our common stock or the Depositary Shares at that time.

In addition, we have been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the Depositary Shares, and prior to the mandatory conversion date of the Mandatory Convertible Preferred Stock (and are likely to do so during the final averaging period relating to the mandatory conversion of the Mandatory Convertible Preferred Stock and, to the extent we unwind a corresponding portion of the capped call transactions, following any early conversion of the Mandatory Convertible Preferred Stock or repurchase of the Depositary Shares). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the Depositary Shares and could affect the value of the shares of common stock that you will receive upon conversion of the Mandatory Convertible Preferred Stock and, to the extent the activity occurs during the final averaging period relating to the mandatory conversion of the Mandatory Convertible Preferred Stock, it could also affect the number of shares of our common stock that you will receive upon conversion.

In addition, if any such capped call transaction fails to become effective, whether or not this offering of Depositary Shares is completed, the option counterparty party thereto may unwind its hedge positions with respect to our common stock, which could adversely affect the value of our common stock and, if the Depositary Shares have been issued, the value of the Depositary Shares.

The potential effect, if any, of these transactions and activities on the market price of our common stock or the Depositary Shares will depend in part on market conditions and cannot be ascertained at this time. We do not make any representation or prediction as to the direction or magnitude of any potential effect that the transactions described above may have on the price of the Depositary Shares or the shares of our common stock. In addition, we do not make any representation that the option counterparties or their respective affiliates will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. See “Description of the Capped Call Transactions.”

The capped call transactions are separate transactions to be entered into by us with the option counterparties, are not part of the terms of the Depositary Shares and will not change the holders’ rights under the Depositary Shares. As a holder of the Depositary Shares, you will not have any rights with respect to the capped call transactions.

The existing capped call transactions may affect the value of the Depositary Shares and our common stock.

In connection with the 2030 Convertible Notes, we entered into capped call transactions (the “existing capped call transactions”) with certain financial institutions (the “existing option counterparties”). In connection with establishing their initial hedges of the existing capped call transactions, we have been advised that the existing option counterparties or their respective affiliates purchased shares of our common stock and/or entered into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the 2030 Convertible Notes. We have been advised that the existing option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions prior to the maturity of the 2030 Convertible Notes (and are likely to do so during any observation period related to a conversion of the 2030 Convertible Notes and, to the extent we unwind a corresponding portion of the existing capped call transactions, following any repurchase or redemption of the 2030 Convertible Notes), which activity could coincide with the final averaging period related to the mandatory conversion of the Mandatory Convertible Preferred Stock offered hereby. This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the Depositary Shares and could affect the value of the shares of common stock that you will receive upon conversion of the Mandatory Convertible Preferred Stock and, to the extent the activity occurs during the final averaging period related to the mandatory conversion of the Mandatory Convertible Preferred Stock, it could also affect the number of shares of our common stock that you will receive upon conversion.

The potential effect, if any, of these transactions and activities on the market price of our common stock or the Depositary Shares will depend in part on market conditions and cannot be ascertained at this time, but these activities could adversely affect the market price of our common stock and the Depositary Shares.

We are subject to counterparty risk with respect to the capped call transactions and the existing capped call transactions.

The option counterparties and the existing option counterparties are, or, in each case, are affiliates of, financial institutions, and we will be, and, in the case of the existing option counterparties, we are, subject to the risk that any or all of them might default under the capped call transactions or the existing capped call transactions, respectively. Our exposure to the credit risk of the option counterparties and the existing option counterparties will not be, and, in the case of the existing option counterparties, is not, secured by any collateral.

Past global economic conditions have resulted in the actual or perceived failure or financial difficulties of many financial institutions. If an option counterparty or existing option counterparty becomes subject to insolvency proceedings, we will become an unsecured creditor in those proceedings with a claim equal to our exposure at that time under the capped call transaction or existing capped call transaction with such option counterparty or existing option counterparty, respectively. Our exposure will depend on many factors but, generally, an increase in our exposure will be correlated to an increase in the market price and in the volatility of our common stock. In addition, upon a default by an option counterparty or existing option counterparty, we may suffer more dilution than we currently anticipate with respect to our common stock. We may also suffer adverse tax consequences with respect to our common stock upon a default by an existing option counterparty. We can provide no assurance as to the financial stability or viability of the option counterparties or any existing option counterparty.

Risks Related to Ownership of our Common Stock

Our common stock has experienced, and may continue to experience, price volatility, which could result in substantial losses for investors in the common stock, including holders of any shares of common stock issued on conversion of, or as payment of dividends on, our Mandatory Convertible Preferred Stock.

Our common stock has at times experienced substantial price volatility as a result of many factors, including the general volatility of stock market prices and volumes, changes in securities analysts’ estimates of our financial performance, a change in our credit ratings, variations between our actual and anticipated financial results, fluctuations in order levels, backlog levels inventory levels, or uncertainty about current global economic conditions. Between April 1, 2024 and March 18, 2025, the closing price per share of our common stock on Nasdaq ranged from as low as $51.89 to as high as $99.49. For these reasons, among others, the price of our common stock may continue to fluctuate. In addition, if the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and be a distraction to management.

We have broad discretion in the use of the net proceeds from this offering.

We expect the net proceeds from this offering to be approximately $1.32 billion (or approximately $1.45 billion if the underwriters exercise in full their over-allotment option to purchase additional Depositary Shares) after deducting the underwriting discount and our estimated offering expenses payable by us. While we intend to use the net proceeds from this offering to pay for the cost of the capped call transactions and to use the remaining proceeds to repay existing debt, including notes outstanding under our Commercial Paper Program, our management will have considerable discretion in the application of net proceeds from this offering, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The failure of our management to use these funds effectively could harm our business.

Conversions of our Convertible Notes, future sales or other dilution of our common stock could dilute our existing stockholders or otherwise depress the market price of our common stock.

Any conversions of our Convertible Notes, future sales of our common stock in the public market, or the perception that such sales could occur, or the conversion of our Mandatory Convertible Preferred Stock, or the

payment of dividends on our Mandatory Convertible Preferred Stock in the form of our common stock or the perception that such conversions or dividends could occur, could negatively impact the market price of our common stock. Conversions of our Convertible Notes, future sales or issuances of our common stock or other equity-related securities could be dilutive to the ownership interests of holders of Depositary Shares, including purchasers of Depositary Shares in this offering and holders of any shares of common stock issued on conversion of, or as payment of dividends on, our Mandatory Convertible Preferred Stock, and could adversely affect their voting and other rights and economic interests, and could have a similar impact with respect to our Mandatory Convertible Preferred Stock. If we issue additional shares of common stock, the price of our common stock may decline. We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that the issuance of the Mandatory Convertible Preferred Stock and future sales and issuances of our common stock and other securities would have on the market price of our common stock.

In addition, our Convertible Notes and the existence of the Mandatory Convertible Preferred Stock may encourage short selling by market participants because the conversion of the Convertible Notes or Mandatory Convertible Preferred Stock could be used to satisfy short positions, or anticipated conversion of the Convertible Notes or Mandatory Convertible Preferred Stock into shares of common stock could depress the price of our common stock. The sale or the availability for sale of a large number of shares of common stock in the public market could cause the market price of our common stock to decline.

The Convertible Notes, Mandatory Convertible Preferred Stock and the Depositary Shares may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by the Convertible Notes, Mandatory Convertible Preferred Stock and the Depositary Shares, if and when issued. The market price of our common stock could become more volatile and could be depressed by: (1) investors’ anticipation of the potential resale in the market of a substantial number of additional shares of common stock received upon conversion of the Convertible Notes or Mandatory Convertible Preferred Stock (and, correspondingly, the Depositary Shares); (2) possible sales of our common stock by investors who view the Depositary Shares as a more attractive means of equity participation in us than owning shares of common stock; and (3) hedging or arbitrage trading activity that we expect to develop involving the Depositary Shares and our common stock.

Our common stock will rank junior to our Mandatory Convertible Preferred Stock with respect to dividends and amounts payable in the event of our liquidation, winding-up or dissolution.

Our common stock will rank junior to our Mandatory Convertible Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, winding-up or dissolution. This means that, unless accumulated dividends have been paid or set aside for payment on all our outstanding Mandatory Convertible Preferred Stock through the most recently completed dividend period, no dividends may be declared or paid on our common stock subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, winding-up or dissolution, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our Mandatory Convertible Preferred Stock a liquidation preference equal to $1,000 per share plus accumulated and unpaid dividends.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $1.32 billion (or approximately $1.45 billion if the underwriters exercise in full their over-allotment option to purchase additional Depositary Shares), after deducting the underwriting discount and our estimated offering expenses totaling approximately $2.1 million.

We intend to use approximately $50.1 million of the net proceeds of the offering to pay the cost of the capped call transactions. If the underwriters exercise their over-allotment option to purchase additional Depositary Shares, we expect to use a portion of the net proceeds from the sale of such additional Depositary Shares to enter into additional capped call transactions with the option counterparties. See “Description of the Capped Call Transactions.” We intend to use the remaining net proceeds to repay existing debt, including notes outstanding under our Commercial Paper Program.

The maturities of the outstanding notes issued under our Commercial Paper Program vary, but the maturity of none of such notes exceeds 397 days from the date of issue. As of March 12, 2025, the weighted-average interest rate of the outstanding notes issued under our Commercial Paper Program was 4.6%.

Certain of the underwriters or their affiliates are lenders under the Amended Credit Agreement and/or may hold our commercial paper notes and, as a result, may receive a portion of the net proceeds from this offering, and such underwriters would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent such underwriters or affiliates receive at least 5% of the net proceeds of the offering. See “Underwriting (Conflicts of Interests).”

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2024 on (i) an actual basis and (ii) an as adjusted basis after giving effect to (1) the issuance and sale of the Depositary Shares in this offering (assuming the underwriters’ over-allotment option is not exercised), after deducting the underwriting discount and estimated offering expenses payable by us, (2) the purchase of the capped call transactions using approximately $50.1 million of the net proceeds of this offering, (3) the use of $1,121.0 million of the net proceeds of this offering to repay notes outstanding under our Commercial Paper Program, and (4) the repayment of our 1.625% Convertible Senior Subordinated Notes due 2025 at maturity on February 15, 2025 with $3.7 million of cash.

You should read the data set forth in the table below in conjunction with “Use of Proceeds” as well as our unaudited condensed consolidated financial statements, including the related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the period ended December 31, 2024, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” and “Documents Incorporated by Reference.”

	As of December 31, 2024
	Actual	As Adjusted
	(in millions, except share and per share amounts)
Cash and cash equivalents	$586.0	$728.7

Current Debt:
4.250% Senior Notes due 2025(1)(2)	1,200.0	1,200.0
Commercial Paper Program(1)(2)	1,296.0	175.0

Total current debt(1)	$2,496.0	$1,375.0
Long-Term Debt:
Senior Revolving Facilities(4)	$—	$—
1.625% Convertible Senior Subordinated Notes due 2025(1)(2)(3)	3.7	—
1.625% Convertible Senior Subordinated Notes due 2027(1)(2)	38.0	38.0
4.900% Senior Notes due 2028(1)	1,000.0	1,000.0
5.050% Senior Notes due 2029(1)	1,000.0	1,000.0
5.050% Senior Notes due 2030(1)	1,000.0	1,000.0
0.750% Convertible Senior Notes due 2030(1)	1,250.0	1,250.0

Total long-term debt, excluding current portion(1)	$4,291.7	$4,288.0

Total debt(1)	$6,787.7	$5,663.0

Stockholders’ Equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized, actual and as adjusted; no shares issued and outstanding, actual; 1,350,000 shares issued and outstanding, as adjusted	—	—
Common stock, $0.001 par value; 900,000,000 shares authorized, 577,905,582 shares issued and 537,763,588 shares outstanding, actual and as adjusted	0.5	0.5
Additional paid-in capital(5)	2,481.2	3,798.7

	As of December 31, 2024
	Actual	As Adjusted
	(in millions, except share and per share amounts)
Common stock held in treasury: 40,141,994 shares, actual and as adjusted	(2,629.6)	(2,629.6)
Accumulated other comprehensive loss	(3.3)	(3.3)
Retained earnings	6,182.7	6,182.7

Total stockholders’ equity(5)	$6,031.5	$7,349.0

Total capitalization(5)	$12,819.2	$13,012.0

(1)	Does not reflect unamortized debt discount and issuance cost.
(2)

The 4.250% Senior Notes due 2025 and Commercial Paper Program mature within 12 months of December 31, 2024. As of December 31, 2024, the 1.625% Convertible Senior Subordinated Notes due 2025 and 1.625% Convertible Senior Subordinated Notes due 2027 were convertible. The 1.625% Convertible Senior Subordinated Notes due 2025 and 1.625% Convertible Senior Subordinated Notes due 2027 were not presented as current debt in the table above because the Company has the intent and ability to utilize proceeds from its Senior Revolving Facility to settle the principal portion of its convertible debt upon conversion.

(3)	The 1.625% Convertible Senior Subordinated Notes due 2025 matured on February 15, 2025 and were repaid in full at maturity.
(4)

As of December 31, 2024, we had no outstanding borrowings and $2,736.5 million of borrowing capacity under our Senior Revolving Facilities (after giving effect to approximately $13.5 million of outstanding letters of credit). We have publicly disclosed our intention to use our Senior Revolving Facilities as a liquidity backstop for the repayment of indebtedness outstanding under our Commercial Paper Program.

(5)

The entry into the new capped call transactions will result in a decrease to additional paid-in capital. However, additional paid-in capital, and therefore, total stockholders’ equity and total capitalization presented in the “As Adjusted” column, do not reflect the reduction from the cost of the new capped call transactions.

DESCRIPTION OF OTHER OUTSTANDING INDEBTEDNESS

Amended Credit Facility

We are party to that certain Amended and Restated Credit Agreement, dated December 16, 2021, by and among us, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by that certain First Incremental Term Loan Amendment to the Amended and Restated Credit Agreement, dated August 31, 2023, as amended by that certain Second Amendment to the Amended and Restated Credit Agreement, dated November 8, 2024, as further amended by that certain Third Amendment to the Amended and Restated Credit Agreement, dated March 14, 2025, and as further amended, restated, supplemented or modified from time to time (the “Amended Credit Agreement”).

The Amended Credit Agreement provides for an unsecured revolving loan facility (the “Senior Revolving Facilities”) in an aggregate principal amount of up to $2.75 billion, with a $250.0 million foreign currency sublimit, a $25.0 million letter of credit sublimit and a $20.0 million swingline loan sublimit. The Amended Credit Agreement also provided for an unsecured incremental term loan facility (the “Senior Term Loan Facility” and together with the Senior Revolving Facilities, the “Senior Credit Facilities”) in an aggregate principal amount of $750.0 million. We borrowed $750.0 million principal amount of incremental term loans and prepaid the incremental term loans in full in December 2024. Subject to the satisfaction of certain conditions, we have the option to raise additional incremental term loan facilities and/or increase commitments under the Senior Revolving Facilities from time to time, so long as the aggregate principal amount of such additional incremental credit facilities and/or commitment increases does not exceed $750.0 million.

The revolving loans under the Senior Revolving Facilities bear interest, at our option, at the base rate plus a spread of 0.125% to 0.50%, an adjusted daily simple SOFR rate (or SONIA rate in the case of loans denominated in pounds sterling) plus a spread of 1.125% to 1.50%, or an adjusted term SOFR or adjusted EURIBOR rate (based on one, three or six-month interest periods) plus a spread of 1.125% to 1.50%, in each case with such spread being determined based on the credit ratings for certain of our senior, unsecured debt.

Interest is due and payable in arrears quarterly for loans bearing interest at the base rate and at the end of an interest period (or at each three-month interval in the case of loans with interest periods greater than three months) in the case of loans bearing interest at the adjusted SOFR or adjusted EURIBOR rates. Principal, together with all accrued and unpaid interest on the revolving loans under the Senior Revolving Facilities, are due and payable and the revolving loan commitments terminate on December 16, 2026. We pay a quarterly commitment fee on the available but unused portion of the Senior Revolving Facilities which is calculated on the average daily available balance during the period. We may prepay the revolving loans and terminate the revolving commitments, in whole or in part, at any time without premium or penalty, subject to certain conditions including minimum amounts in the case of commitment reductions and reimbursement of certain costs in the case of prepayments of adjusted term SOFR or adjusted EURIBOR loans.

Our obligations under the Amended Credit Agreement are guaranteed by certain of our domestic subsidiaries meeting materiality thresholds set forth in the Amended Credit Agreement.

The Amended Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict us and our subsidiaries’ ability to, among other things, incur subsidiary indebtedness, grant liens, merge or consolidate, dispose of substantially all assets of us and our subsidiaries, taken as a whole, make investments, make acquisitions, enter into certain transactions with affiliates, pay dividends or make distributions, repurchase stock, and enter into restrictive agreements, in each case subject to customary exceptions for a credit facility of this size and type.

We are also required to maintain compliance with a Total Leverage Ratio (as defined in the Amended Credit Agreement) and an Interest Coverage Ratio (as defined in the Amended Credit Agreement), each measured quarterly and calculated on a consolidated basis. The maximum Total Leverage Ratio (as defined in the Amended Credit Agreement) for the quarterly periods ending on December 31, 2024 through December 31, 2025 shall not exceed 4.75 to 1.00 and for the quarterly periods ending after December 31, 2025 shall not exceed 3.50 to 1.00, subject to permitted step-ups in connection with significant acquisitions for periods ending after December 31, 2025. The Total Leverage Ratio is calculated as Consolidated Total Indebtedness to Consolidated EBITDA (each as defined in the Amended Credit Agreement) for a period of four consecutive fiscal quarters ending on the measurement date. A maximum Total Leverage Ratio of 3.50 to 1.00 will continue to apply for purposes of testing compliance with the Total Leverage Ratio financial covenant in connection with certain indebtedness, investments, restricted payments and increasing commitments under the Amended Credit Agreement. We are also required to maintain a minimum Interest Coverage Ratio (as defined in the Amended Credit Agreement) at the end of each fiscal quarter of at least 3.00 to 1.00. The Interest Coverage Ratio is calculated as Consolidated EBITDA to Consolidated Interest Expense (each as defined in the Amended Credit Agreement) paid or payable in cash for a period of four consecutive fiscal quarters ending on the measurement date. As of December 31, 2024, we were in compliance with these financial covenants.

The Amended Credit Agreement includes customary events of default that include, among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Amended Credit Agreement. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Amended Credit Agreement at a per annum rate equal to 2.00% above the applicable interest rate for any overdue principal and 2.00% above the rate applicable for base rate loans for any other overdue amounts.

Commercial Paper Program

On September 13, 2023, we entered into a commercial paper program (the “Commercial Paper Program”), under which we may issue unsecured commercial paper notes (the “CP Notes”) pursuant to an exemption from registration contained in Section 4(a)(2) of the Securities Act. Amounts available under the Commercial Paper Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the CP Notes outstanding under the Commercial Paper Program at any time not to exceed $2.75 billion. As of March 12, 2025, approximately $1.2 billion aggregate principal amount of the CP Notes were outstanding and the weighted-average interest rate of such CP Notes was 4.6% as of such date.

Our obligations with respect to the payment of the CP Notes are fully and unconditionally guaranteed by certain of our subsidiaries (the “CP Guarantors”).

The maturities of the CP Notes vary, but may not exceed 397 days from the date of issue. The CP Notes and guarantees thereof rank at least pari passu with all of our and the CP Guarantors’ other unsecured and unsubordinated indebtedness.

We have publicly disclosed our intention to use our Senior Revolving Facilities as a liquidity backstop for the repayment of indebtedness outstanding under our Commercial Paper Program.

2025 Senior Notes

On May 29, 2020, we issued $1.2 billion aggregate principal amount of 4.250% Senior Notes due 2025 (the “2025 Senior Notes”) in a private offering under Rule 144A and Regulation S of the Securities Act. The 2025 Senior Notes are governed by an indenture (the “2025 Senior Note Indenture”), dated as of May 29, 2020, by and among us, the guarantors, and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee. The 2025 Senior Notes mature on September 1, 2025. Interest on the 2025 Senior Notes accrues at a rate of 4.250% per annum, payable semi-annually in arrears on March 1 and September 1 of each year.

We may, at our option, redeem some or all of the 2025 Senior Notes, at a redemption price equal to 100% of the aggregate principal amount of 2025 Senior Notes redeemed, plus accrued and unpaid interest on such 2025 Senior Notes, if any, to, but excluding, the redemption date.

If we experience a specified change of control triggering event, we must offer to repurchase the 2025 Senior Notes at a price equal to 101% of the principal amount of the 2025 Senior Notes repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.

The 2025 Senior Note Indenture contains covenants that, among other things, restrict our and/or our domestic subsidiaries’ ability to:

•	create or incur certain liens and enter into sale and lease-back transactions; and

•	consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, to another person.

These covenants are subject to a number of limitations and exceptions set forth in the 2025 Senior Note Indenture.

The 2025 Senior Notes are guaranteed by certain of our subsidiaries that have also guaranteed the obligations under the Senior Credit Facilities and under the outstanding Senior Notes. In the future, each of our subsidiaries that is a guarantor or other obligor of the Senior Credit Facilities or certain of our other indebtedness will guarantee the 2025 Senior Notes.

2028 Senior Notes

On December 16, 2024, we issued $1.0 billion aggregate principal amount of 4.900% Senior Notes due 2028 (the “2028 Senior Notes”) in a public offering. The 2028 Senior Notes mature on March 15, 2028. Interest on the 2028 Senior Notes accrues at a rate of 4.900% per annum, payable semi-annually in arrears on March 15 and September 15 of each year.

We may, at our option, redeem some or all of the 2028 Senior Notes at a price equal to the greater of (a) 100% of the principal amount of the 2028 Senior Notes redeemed and (b) the sum of the present values of all remaining scheduled payments of principal and interest (discounted in accordance with the indenture for the 2028 Senior Notes) that would have been due on the redeemed 2028 Senior Notes (assuming the 2028 Notes matured on March 15, 2028), in each case, plus accrued and unpaid interest to, but excluding, the redemption date.

If we experience a specified change of control triggering event, we must offer to repurchase the 2028 Senior Notes at a price equal to 101% of the principal amount of the 2028 Senior Notes repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.

The indenture governing the 2028 Senior Notes (the “2028 Senior Note Indenture”) contains covenants that, among other things, restrict our and/or our domestic subsidiaries’ ability to:

•	create or incur certain liens and enter into sale and lease-back transactions; and

•	consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, to another person.

These covenants are subject to a number of limitations and exceptions set forth in the 2028 Senior Note Indenture.

The 2028 Senior Notes are guaranteed by certain of our subsidiaries that have also guaranteed the obligations under the Senior Credit Facilities and under the outstanding Senior Notes. In the future, each of our subsidiaries that is a guarantor or other obligor of the Senior Credit Facilities or certain of our other indebtedness will guarantee the 2028 Senior Notes.

2029 Senior Notes

On March 7, 2024, we issued $1.0 billion aggregate principal amount of 5.050% Senior Notes due 2029 (the “2029 Senior Notes”) in a public offering. The 2029 Senior Notes mature on March 15, 2029. Interest on the 2029 Senior Notes accrues at a rate of 5.050% per annum, payable semi-annually in arrears on March 15 and September 15 of each year.

Prior to February 15, 2029, we may, at our option, redeem some or all of the 2029 Senior Notes at a price equal to the greater of (a) 100% of the principal amount of the 2029 Senior Notes redeemed and (b) the sum of the present values of all remaining scheduled payments of principal and interest (discounted in accordance with the indenture for the 2029 Senior Notes) that would have been due on the redeemed 2029 Senior Notes (assuming the 2029 Notes matured on February 15, 2029), in each case, plus accrued and unpaid interest to, but excluding, the redemption date. On or after February 15, 2029, we may redeem the 2029 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such 2029 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

If we experience a specified change of control triggering event, we must offer to repurchase the 2029 Senior Notes at a price equal to 101% of the principal amount of the 2029 Senior Notes repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.

The indenture governing the 2029 Senior Note (the “2029 Senior Note Indenture”) contains covenants that, among other things, restrict our and/or our domestic subsidiaries’ ability to:

•	create or incur certain liens and enter into sale and lease-back transactions; and

•	consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, to another person.

These covenants are subject to a number of limitations and exceptions set forth in the 2029 Senior Note Indenture.

The 2029 Senior Notes are guaranteed by certain of our subsidiaries that have also guaranteed the obligations under the Senior Credit Facilities and under the outstanding Senior Notes. In the future, each of our subsidiaries that is a guarantor or other obligor of the Senior Credit Facilities or certain of our other indebtedness will guarantee the 2029 Senior Notes.

2030 Senior Notes

On December 16, 2024, we issued $1.0 billion aggregate principal amount of 5.050% Senior Notes due 2030 (the “2030 Senior Notes” and, together with the 2025 Senior Notes, the 2028 Senior Notes, and the 2029 Senior Notes, the “Senior Notes”) in a public offering. The 2030 Senior Notes mature on February 15, 2030. Interest on the 2030 Senior Notes accrues at a rate of 5.050% per annum, payable semi-annually in arrears on February 15 and August 15 of each year.

Prior to January 15, 2030, we may, at our option, redeem some or all of the 2030 Senior Notes at a price equal to the greater of (a) 100% of the principal amount of the 2030 Senior Notes redeemed and (b) the sum of the present values of all remaining scheduled payments of principal and interest (discounted in accordance with the indenture for the 2030 Senior Notes) that would have been due on the redeemed 2030 Senior Notes

(assuming the 2030 Notes matured on February 15, 2030), in each case, plus accrued and unpaid interest to, but excluding, the redemption date. On or after January 15, 2030, we may redeem the 2030 Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such 2030 Notes being redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

If we experience a specified change of control triggering event, we must offer to repurchase the 2030 Senior Notes at a price equal to 101% of the principal amount of the 2030 Senior Notes repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.

The indenture governing the 2030 Senior Note (the “2030 Senior Note Indenture”) contains covenants that, among other things, restrict our and/or our domestic subsidiaries’ ability to:

•	create or incur certain liens and enter into sale and lease-back transactions; and

•	consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, to another person.

These covenants are subject to a number of limitations and exceptions set forth in the 2030 Senior Note Indenture.

The 2030 Senior Notes are guaranteed by certain of our subsidiaries that have also guaranteed the obligations under the Senior Credit Facilities and under the outstanding Senior Notes. In the future, each of our subsidiaries that is a guarantor or other obligor of the Senior Credit Facilities or certain of our other indebtedness will guarantee the 2030 Senior Notes.

Convertible Notes

General

As of December 31, 2024, we had indebtedness in the form of convertible notes with an aggregate principal amount of approximately $1.29 billion in the following series:

•	$3.7 million in respect of 1.625% Convertible Senior Subordinated Notes due 2025, which were repaid at maturity on February 15, 2025 for $3.7 million in cash;

•	$38.0 million in respect of our 1.625% Convertible Senior Subordinated Notes due 2027 (the “2027 Convertible Notes”); and

•	$1.250 billion in respect of our 0.75% Convertible Senior Notes due 2030 (the “2030 Convertible Notes” and together with the 2027 Convertible Notes, the “Convertible Notes”).

2027 Convertible Notes

The 2027 Convertible Notes bear interest at a rate of 1.625% per year, payable semi-annually on February 15 and August 15 of each year. The 2027 Notes will mature on February 15, 2027, unless earlier repurchased by us or converted in accordance with their terms.

The initial base conversion rate of the 2027 Convertible Notes is 9.8936 shares of our common stock per share per $1,000 principal amount of 2027 Convertible Notes (which is equivalent to an initial base conversion price of approximately $101.08 per share). If, during the relevant observation period for determining amounts due upon conversion, the daily volume weighted average price of our common stock exceeds the base conversion price on any given trading day, the conversion rate for such trading day will be determined by a formula resulting in the conversion rate for such day being increased. The base conversion rate will be subject to adjustment upon the occurrence of certain specified events.

Prior to the close of business on the business day immediately preceding November 15, 2026, the 2027 Convertible Notes will be convertible only under certain limited circumstances specified in the indenture for the 2027 Convertible Notes. On or after November 15, 2026, until the close of business on the second scheduled trading day immediately preceding the relevant maturity date, holders of the 2027 Convertible Notes may convert all or a portion of their 2027 Convertible Notes, at any time. Upon conversion, the 2027 Convertible Notes will be settled in cash, shares of our common stock or any combination thereof, at our option.

We may not redeem the 2027 Convertible Notes prior to the relevant maturity date and no sinking fund is provided. Upon the occurrence of a fundamental change (as defined in the 2027 Convertible Notes indenture), holders may require us to purchase all or a portion of their 2027 Convertible Notes for cash at a price equal to 100% of the principal amount of the 2027 Convertible Notes plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

2030 Convertible Notes

The 2030 Convertible Notes bear interest at a rate of 0.75% per year, payable semi-annually on June 1 and December 1 of each year. The 2030 Notes will mature on June 1, 2030, unless earlier repurchased by us or converted in accordance with their terms.

The initial base conversion rate of the 2030 Convertible Notes is 8.2076 shares of our common stock per share per $1,000 principal amount of 2030 Convertible Notes (which is equivalent to an initial base conversion price of approximately $121.84 per share). The base conversion rate will be subject to adjustment upon the occurrence of certain specified events.

Prior to the close of business on the business day immediately preceding March 1, 2030, the 2030 Convertible Notes will be convertible only under certain limited circumstances specified in the indenture for the 2030 Convertible Notes. On or after March 1, 2030, until the close of business on the second scheduled trading day immediately preceding the relevant maturity date, holders of the 2030 Convertible Notes may convert all or a portion of their 2030 Convertible Notes, at any time. Upon conversion, the 2030 Convertible Notes will be settled in cash up to the aggregate principal amount of notes, and cash or shares of our common stock or any combination thereof, at our option, in respect of the remainder, if any.

We may not redeem the 2030 Convertible Notes prior to June 5, 2027. On or after June 5, 2027, we may redeem all or any portion of the 2030 Convertible Notes in cash if the last reported sale price of common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive), including the trading day immediately preceding the date on which the we provide notice of redemption, during any 30 consecutive trading day period, ending on and including the trading day preceding the date on which we provide notice of redemption, at a redemption price equal to 100% of the principal amount of the 2030 Convertible Notes to be redeemed, plus any accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the 2030 Convertible Notes.

Upon the occurrence of a fundamental change (as defined in the 2030 Convertible Notes indenture), holders may require us to purchase all or a portion of their 2030 Convertible Notes for cash at a price equal to 100% of the principal amount of the 2030 Convertible Notes plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.

The Convertible Notes and the Senior Notes are referred to herein as the “Outstanding Notes.”

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a summary of certain terms of our 7.50% Series A Mandatory Convertible Preferred Stock, par value $0.001 per share, which we refer to in this prospectus supplement as our Mandatory Convertible Preferred Stock, but is not necessarily complete. The following summary supplements and, to the extent that it is inconsistent, replaces, the description of our preferred stock in the accompanying prospectus.

A copy of our Certificate of Incorporation, as well as the certificate of designations for the Mandatory Convertible Preferred Stock and the form of Mandatory Convertible Preferred Stock share certificate, are available upon request from us at the address set forth under the section titled “Where You Can Find More Information” in the accompanying prospectus. The following summary of the terms of the Mandatory Convertible Preferred Stock is subject to, and qualified in its entirety by reference to, the provisions of such documents.

The bank depositary will initially be the sole holder of our Mandatory Convertible Preferred Stock. However, the holders of Depositary Shares will be entitled, through the bank depositary, to exercise the powers, preferences and special rights of the holders of our Mandatory Convertible Preferred Stock, subject to the terms of the deposit agreement and as described under the section titled “Description of Depositary Shares” below. Each Depositary Share represents a 1/20th interest in a share of our Mandatory Convertible Preferred Stock.

As used in this section, the terms “Microchip,” “us,” “we” or “our” refer to Microchip Technology Incorporated and not any of its subsidiaries.

General

Under our Certificate of Incorporation, our board of directors is authorized, without further stockholder action, to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, with such voting powers (if any), designations, preferences, and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions, as shall be set forth in the resolutions providing therefor. We currently do not have any shares of preferred stock outstanding. At the consummation of this offering, we will issue 1,350,000 shares of Mandatory Convertible Preferred Stock represented by an aggregate of 27,000,000 Depositary Shares. In addition, we have granted the underwriters an over-allotment option to purchase up to 2,700,000 additional Depositary Shares representing an additional 135,000 shares of our Mandatory Convertible Preferred Stock, in accordance with the procedures set forth under the section titled “Underwriting.”

When issued, the Mandatory Convertible Preferred Stock and any common stock issued upon the conversion of the Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe to stock, obligations, warrants or other securities of Microchip of any class. EQ Shareowner Services is the transfer agent and registrar of our common stock and Equiniti Trust Company will serve as transfer agent, registrar, conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

We do not intend to list our Mandatory Convertible Preferred Stock on any securities exchange or any automated dealer quotation system, but we do intend to apply to list the Depositary Shares on Nasdaq as described under the section titled “Description of Depositary Shares—Listing.”

Ranking

The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or rights upon our liquidation, winding-up or dissolution, as applicable, ranks:

•

senior to (i) our common stock and (ii) each other class or series of capital stock issued after the initial issue date the terms of which do not expressly provide that such capital stock ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution or (y) on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “junior stock”);

•

on a parity with any class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank on a parity with the Mandatory Convertible Preferred Stock as to dividend rights and rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “parity stock”);

•

junior to each other class or series of capital stock issued after the initial issue date the terms of which expressly provide that such capital stock will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or rights upon our liquidation, winding-up or dissolution (which we refer to collectively as “senior stock”); and

•	junior to our existing and future indebtedness.

In addition, the Mandatory Convertible Preferred Stock, with respect to dividend rights and rights upon our liquidation, winding-up or dissolution, will be structurally subordinated to existing and future indebtedness of our subsidiaries as well as the capital stock of our subsidiaries held by third parties.

At December 31, 2024, we had approximately $6.79 billion of outstanding indebtedness.

Dividends

Subject to the rights of holders of any class of capital stock ranking senior to the Mandatory Convertible Preferred Stock with respect to dividends, holders of shares of Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, cumulative dividends at the rate per annum of 7.50% on the liquidation preference of $1,000 per share of Mandatory Convertible Preferred Stock (equivalent to $75.00 per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by our board of directors (or an authorized committee thereof) in its sole discretion (subject to the limitations described below). See the section titled “—Method of Payment of Dividends.” Declared dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on March 15, June 15, September 15 and December 15 of each year to, and including, March 15, 2028, commencing on, and including, June 15, 2025 (each, a “dividend payment date”), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the initial issue date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available for the payment of such dividends. Declared dividends will be payable on the relevant dividend payment date to holders of record as they appear on our stock register at 5:00 p.m., New York City time, on the March 1, June 1, September 1 or December 1, as the case may be, immediately preceding the relevant dividend payment date (each, a “record date”), whether or not such holders convert their shares, or such shares are automatically converted, after a record date and on or prior to the immediately succeeding dividend payment date. These record dates will apply regardless of whether a particular record date is a business day. A “business day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close. If a dividend payment date is not a business day, payment will be made on the next succeeding business day, without any interest or other payment in lieu of interest accruing with respect to this delay.

A full dividend period is the period from, and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the initial issue date of our Mandatory Convertible Preferred Stock and will end on, and exclude, the June 15, 2025 dividend payment date. The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full dividend period (after the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial dividend period and any partial dividend period will be computed based upon the actual number of days elapsed during the period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the first dividend period, assuming the initial issue date is March 25, 2025, will be $16.875 per share (based on the annual dividend rate of 7.50% and a liquidation preference of $1,000 per share) and will be payable, when, as and if declared, on June 15, 2025. The dividend on the Mandatory Convertible Preferred Stock for each subsequent full dividend period, when, as and if declared, will be $18.75 per share (based on the annual dividend rate of 7.50% and a liquidation preference of $1,000 per share). Accumulated dividends will not bear interest if they are paid subsequent to the applicable dividend payment date.

No dividend will be declared or paid upon, or any sum or number of shares of common stock set apart for the payment of dividends upon, any outstanding share of the Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of common stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

Our ability to declare and pay cash dividends and make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, is limited by the terms of our existing indebtedness and may be limited by the terms of any future indebtedness. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See the section titled “Risk Factors—Risks Related to this Offering and Ownership of the Depositary Shares and the Mandatory Convertible Preferred Stock—Our ability to pay dividends on our Mandatory Convertible Preferred Stock may be limited.”

So long as any share of the Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on the common stock or any other shares of junior stock, and no common stock or other junior stock or parity stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum or number of shares of common stock have been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock. The foregoing limitation shall not apply to: (i) a dividend payable on any common stock or other junior stock in shares of any common stock or other junior stock; (ii) the acquisition of shares of any common stock or other junior stock in exchange for, or a purchase, redemption or other acquisition for value of shares of any common stock or other junior stock with the proceeds of a substantially concurrent sale of, shares of any common stock or other junior stock and the payment of cash in lieu of any fractional share; (iii) purchases of fractional interests in shares of any common stock or other junior stock pursuant to the conversion or exchange provisions of such shares of other junior stock or any securities exchangeable for or convertible into such shares of common stock or other junior stock; (iv) redemptions, purchases or other acquisitions of shares of common stock or other junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more of our or our subsidiaries’ employees, officers, directors, consultants or independent contractors, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards and the payment of cash in lieu of any fractional share; (v) any dividends or distributions of rights or common stock or other junior stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan, and the payment of cash in lieu of fractional shares; (vi) purchases of junior stock pursuant to a binding contract (including a stock repurchase plan) to make such purchases, if such contract was in effect before the initial issue date; (vii) the acquisition by us or any of our subsidiaries of record ownership in common stock or other junior stock or parity stock or on behalf of any other persons (other than us or any of our subsidiaries) that is a beneficial owner thereof, including as trustees or custodians; (viii) the exchange or conversion or reclassification of junior stock for or into other junior stock or of parity stock for or into other parity stock (with the same or lesser aggregate liquidation preference) and the payment of cash in lieu of fractional shares; or (ix) the settlement of any convertible note hedge transactions or capped call transactions entered into in connection with the issuance, by us or any of our subsidiaries, of the Depositary Shares or any debt securities that are convertible into, or exchangeable for, our common stock (or into or for any combination of cash and our common stock based on the value of our common stock), provided such convertible note hedge transactions or capped call transactions, as applicable, are on customary terms and were entered into (x) in connection with this offering, (y) before the initial issue date or (z) in compliance with the foregoing provision.

When dividends on shares of the Mandatory Convertible Preferred Stock have not been paid in full on any dividend payment date or declared and a sum or number of shares of common stock sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock unless dividends are declared on the Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the Mandatory Convertible Preferred Stock and each such other class or series of parity stock shall bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of the Mandatory Convertible Preferred Stock and such class or series of parity stock (which dollar amount will, if dividends on such class or series of parity stock are not cumulative, be the full amount of dividends per share thereof in respect of the most recent dividend period thereof) (subject to their having been declared by the board of directors, or an authorized committee thereof, out of legally available funds) bear to each other immediately prior to the payment of such dividends, in proportion to their respective liquidation preferences; provided that any unpaid dividends will continue to accumulate.

For the avoidance of doubt, the provisions described in this section will not prohibit or restrict the payment or other acquisition for value of any debt securities that are convertible into, or exchangeable for, any junior stock.

Subject to the foregoing, and not otherwise, such dividends (payable in cash, securities or other property) as may be determined by the board of directors, or an authorized committee thereof, may be declared and paid on any securities, including common stock and other junior stock, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

If we (or an applicable withholding agent) are required to withhold on distributions of common stock to a holder of Mandatory Convertible Preferred Stock or Depositary Shares (see the section titled “Material U.S. Federal Income Tax Considerations”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.

Method of Payment of Dividends

Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period), as determined by our board of directors (or an authorized committee thereof) in its sole discretion:

•	by paying cash;

•	by delivering shares of our common stock; or

•	through any combination of paying cash and delivering shares of our common stock.

We will make each payment of a declared dividend on the Mandatory Convertible Preferred Stock in cash, except to the extent we timely elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election, and the portion of such payment that will be made in cash and the portion that will be made in common stock, on the earlier of the date we declare such dividend and the tenth scheduled trading day (as defined below) immediately preceding the dividend payment date for such dividend.

If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the average VWAP per share (as defined below) of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date (the “five-day average price”), multiplied by 97%.

No fractional shares of common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in respect of dividends. We will instead pay a cash adjustment to each holder that would otherwise be entitled to a fraction of a share of common stock based on the five-day average price.

To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of common stock issued as payment of a dividend, including dividends paid in connection with a conversion, we will, to the extent such a registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not, and have not been within the three months preceding, “affiliates” of ours for purposes of the Securities Act. To the extent applicable, we will also use our commercially reasonable efforts to have the shares of common stock qualified or registered under applicable state securities laws, if required, and approved for listing on Nasdaq (or if our common stock is not listed on Nasdaq, on the principal other U.S. national or regional securities exchange on which our common stock is then listed).

Notwithstanding the foregoing, in no event will the number of shares of our common stock delivered in connection with any declared dividend exceed a number equal to the amount of such declared dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash divided by $17.85, which amount represents approximately 35% of the initial price (as defined below), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each fixed conversion rate as set forth below under the section titled “—Anti-dilution Adjustments” (such dollar amount, as adjusted, the “floor price”). To the extent that the amount of the declared dividend as to which we have elected to deliver shares of our common stock in lieu of paying cash exceeds the product of the number of shares of common stock delivered in connection with such declared dividend and 97% of the five-day average price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

No Redemption

We may not redeem the Mandatory Convertible Preferred Stock. However, at our option, we may purchase the Mandatory Convertible Preferred Stock or Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of the Mandatory Convertible Preferred Stock (the “liquidation preference”), plus an amount equal to accumulated and unpaid dividends on the shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets available for distribution to our stockholders, after satisfaction of liabilities owed to our creditors and holders of any senior stock and before any payment or distribution is made to holders of junior stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to the liquidation preference, plus an amount equal to accumulated and unpaid dividends of the Mandatory Convertible Preferred Stock and all parity stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and any parity stock will share equally and ratably in any distribution of our assets in proportion to the respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the liquidation preference and an amount equal to accumulated and unpaid dividends to which they are entitled, the holders of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets.

Neither the sale of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

The certificate of designations for our Mandatory Convertible Preferred Stock does not contain any provision requiring funds to be set aside to protect the liquidation preference of the Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

The holders of the Mandatory Convertible Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever dividends on any shares of Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, June 15, 2025), whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate (x) the corporate governance requirements of Nasdaq (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors or (y) the portion of our Corporate Governance Guidelines as in effect on the date of this prospectus supplement that requires us to have at least three-fourths (rounded down) independent directors; provided further that our board of directors shall at no time include more than two preferred stock directors. In the event of a nonpayment, we will increase the number of directors on our board of directors by two, and the new directors will be designated for election at an annual or special meeting of stockholders called by our board of directors, subject to its fiduciary duties, at the request of the holders of at least 25% of the shares of Mandatory Convertible Preferred Stock or of any other series of voting preferred stock (provided that if such request is not received at least 90 calendar days before the date fixed for the next annual or special meeting of stockholders, such election shall be held at such next annual or special meeting of stockholders), and at each subsequent annual meeting, so long as the holders of Mandatory Convertible Preferred Stock continue to have such voting rights.

As used in this prospectus supplement, “voting preferred stock” means any class or series of our parity stock upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time with or without cause by the holders of record of a majority of the outstanding shares of Mandatory Convertible Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Mandatory Convertible Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate (x) the corporate governance requirements of Nasdaq (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors or (y) the portion of our Corporate Governance Guidelines as in effect on the date of this prospectus supplement, that requires us to have at least three-fourths (rounded down) independent directors.

So long as any shares of Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Mandatory Convertible Preferred Stock given in person or by proxy, either in writing or at a meeting:

•	authorize or create, or increase the authorized amount of, any senior stock; or

•

amend, alter or repeal the provisions of our Certificate of Incorporation or the certificate of designations for the shares of Mandatory Convertible Preferred Stock so as to materially and adversely affect the powers, preferences or special rights of the shares of Mandatory Convertible Preferred Stock; or

•

consummate a binding share exchange or reclassification involving the shares of Mandatory Convertible Preferred Stock or a merger or consolidation of us with or into another entity, unless either (i) the shares of Mandatory Convertible Preferred Stock remain outstanding and have powers, preferences and special rights , taken as a whole, that are no less favorable to the holders thereof in any material respect than the powers, preferences and special rights of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole, or (ii) in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, the shares of Mandatory Convertible Preferred Stock are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and such preference securities have powers, preferences and special rights, taken as a whole, that are no less favorable to the holders thereof in any material respect than the powers, preferences and special rights of the Mandatory Convertible Preferred Stock immediately prior to such consummation, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized but unissued shares of preferred stock, (2) any increase in the amount of authorized or issued shares of Mandatory Convertible Preferred Stock, (3) the creation and issuance, or an increase in the authorized or issued amount, of any series of junior stock or any other series of parity stock and (4) the application of the provisions described below under the section titled “—Recapitalizations, Reclassifications and Changes in our Common Stock,” will in each case be deemed not to materially and adversely affect the powers, preferences or special rights of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of holders of the Mandatory Convertible Preferred Stock.

Without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement, or repeal any terms of the Mandatory Convertible Preferred Stock by amending or supplementing our Certificate of Incorporation, the certificate of designations or any stock certificate representing shares of the Mandatory Convertible Preferred Stock for the following purposes:

•	to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

•

to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of the certificate of designations for the Mandatory Convertible Preferred Stock and that does not materially and adversely affect the rights of any holder of the Mandatory Convertible Preferred Stock; or

•	to make any other change that does not materially and adversely affect the rights of any holder of the Mandatory Convertible Preferred Stock (other than any holder that consents to such change).

In addition, without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock to (x) conform the terms of the Mandatory Convertible Preferred Stock to the description thereof in the accompanying prospectus as supplemented and/or amended by this “Description of Mandatory Convertible Preferred Stock” section of the preliminary prospectus supplement for the Mandatory Convertible Preferred Stock, as further supplemented and/or amended by the related pricing term sheet or (y) file a certificate of correction with respect to the certificate of designations for the Mandatory Convertible Preferred Stock to the extent permitted by Section 103(f) of the Delaware General Corporation Law.

Mandatory Conversion

Each outstanding share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on the mandatory conversion date, into a number of shares of common stock equal to the conversion rate described below. If we declare a dividend for the dividend period ending on March 15, 2028, we will pay such dividend to the holders of record as of March 1, 2028, as described above under the section titled “—Dividends.” If on or prior to March 1, 2028 we have not declared all or any portion of all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock through March 15, 2028, the conversion rate will be adjusted so that holders receive an additional number of shares of common stock equal to the amount of accumulated and unpaid dividends that have not been declared (the “additional conversion amount”), divided by the greater of (i) the floor price and (ii) 97% of the five-day average price (calculated as if the applicable dividend payment date were March 15, 2028). To the extent that the additional conversion amount exceeds the product of such number of additional shares and 97% of such five-day average price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Stock.

The conversion rate, which is the number of shares of common stock issuable upon conversion of each share of Mandatory Convertible Preferred Stock on the mandatory conversion date (excluding any shares of our common stock issued in respect of accumulated but unpaid dividends, if any), will be as follows:

•

if the applicable market value of our common stock is greater than the “threshold appreciation price,” then the conversion rate will be 16.0060 shares of common stock per share of Mandatory Convertible Preferred Stock (the “minimum conversion rate”), which is approximately equal to $1,000 divided by the threshold appreciation price;

•

if the applicable market value of our common stock is less than or equal to the threshold appreciation price but equal to or greater than the “initial price,” then the conversion rate will be equal to $1,000 divided by the applicable market value of our common stock, rounded to the nearest ten-thousandth of a share, which will be between 16.0060 and 19.6080 shares of common stock per share of Mandatory Convertible Preferred Stock; or

•

if the applicable market value of our common stock is less than the initial price, then the conversion rate will be 19.6080 shares of common stock per share of Mandatory Convertible Preferred Stock (the “maximum conversion rate”), which is approximately equal to $1,000 divided by the initial price.

The “initial price” equals $1,000, divided by the maximum conversion rate, rounded to the nearest $0.0001, and is initially approximately equal to $51.00, which is the closing price of our common stock on March 20, 2025.

The “threshold appreciation price” equals $1,000, divided by the minimum conversion rate, rounded to the nearest $0.0001, and represents an approximately 22.5% appreciation over the initial price.

We refer to the minimum conversion rate and the maximum conversion rate collectively as the “fixed conversion rates.” The fixed conversion rates and the applicable market value are each subject to adjustment as described under the section titled “—Anti-dilution Adjustments” below.

Hypothetical conversion values upon mandatory conversion

For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of our Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of Mandatory Convertible Preferred Stock at various applicable market values for our common stock. The table assumes that there will be no conversion rate adjustments as described below under the section titled “—Anti-dilution Adjustments” and that dividends on the shares of Mandatory Convertible Preferred Stock will be declared and paid in cash. The actual applicable market value of shares of our common stock may differ from those set forth in the table below. Given an initial price of $50.9996 and a threshold appreciation price of $62.4766, a holder of our Mandatory Convertible Preferred Stock would receive on the mandatory conversion date the number of shares of our common stock per share of our Mandatory Convertible Preferred Stock set forth below:

Applicable Market Value of Our Common Stock	Number of Shares of our Common Stock to Be Received Upon Conversion	Conversion Value (Applicable Market Value Multiplied by the Number of Shares of Our Common Stock to Be Received Upon Conversion)
$17.00	19.6080	$333.34
$22.00	19.6080	$431.38
$27.00	19.6080	$529.42
$32.00	19.6080	$627.46
$37.00	19.6080	$725.50
$42.00	19.6080	$823.54
$47.00	19.6080	$921.58
$50.9996	19.6080	$1,000.00
$59.00	16.9492	$1,000.00
$62.4766	16.0060	$1,000.00
$70.00	16.0060	$1,120.42
$75.00	16.0060	$1,200.45
$80.00	16.0060	$1,280.48
$85.00	16.0060	$1,360.51

Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be greater than the $1,000 liquidation preference of the share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value for our common stock is greater than or equal to the initial price and less than or equal to the threshold appreciation price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be equal to the $1,000 liquidation preference of the share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock. If the applicable market value of our common stock is less than the initial price, the aggregate market value of our common stock delivered upon conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $1,000 liquidation preference of the share of the Mandatory Convertible Preferred Stock, assuming that the market price of our common stock on the mandatory conversion date is the same as the applicable market value of our common stock.

Definitions

“Applicable market value” means the average VWAP per share of our common stock over the final averaging period.

“Final averaging period” means the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding March 15, 2028.

“Mandatory conversion date” means the second business day immediately following the last trading day of the final averaging period. The “mandatory conversion date” is expected to be March 15, 2028.

“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

“Trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on Nasdaq or, if our common stock is not then listed on Nasdaq, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

A “scheduled trading day” is any day that is scheduled to be a trading day.

“VWAP” per share of our common stock on any trading day means the per share volume-weighted average price as displayed on Bloomberg page “MCHP <Equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time (or, if the scheduled close of trading of the primary session for the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading on such trading day is earlier, such earlier scheduled close of trading), on such trading day; or, if such price is not available, “VWAP” means the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “average VWAP” per share over a certain period means the arithmetic average of the VWAP per share for each trading day in such period.

Conversion at the Option of the Holder

Other than during a fundamental change conversion period (as defined below under the section titled “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), holders of the Mandatory Convertible Preferred Stock have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to March 15, 2028, into shares of our common stock at the minimum conversion rate, subject to adjustment as described under the section titled “—Anti-dilution Adjustments” below.

If as of the effective date of any early conversion (the “early conversion date”), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or prior to the dividend payment date immediately preceding such early conversion date, the conversion rate will be adjusted so that converting holders receive an additional number of shares of common stock equal to such amount of accumulated and unpaid dividends that have not been declared for such full dividend periods (the “early conversion additional conversion amount”), divided by the greater of (i) the floor price and (ii) the average VWAP per share of our common stock over the 20 consecutive trading day period ending on, and including, the second trading day immediately preceding the early conversion date (the “early conversion average price”). To the extent that the early conversion additional conversion amount exceeds the product of such number of additional shares and the early conversion average price, we will not have any obligation to pay the shortfall in cash.

Except as described in the immediately preceding paragraph, upon any optional conversion of any shares of the Mandatory Convertible Preferred Stock pursuant to this “—Conversion at the Option of the Holder” section, we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such early conversion date occurs after the record date for a declared dividend and on or prior to the immediately succeeding dividend payment date, in which case such dividend will be paid on such dividend payment date to the holder of record of the converted shares as of such record date, as described under “—Dividends.”

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount

General

If a fundamental change (as defined below) occurs on or prior to March 15, 2028, holders of the Mandatory Convertible Preferred Stock will have the right (the “fundamental change early conversion right”) to: (i) convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), into shares of common stock at the fundamental change conversion rate described below; (ii) with respect to such converted shares, receive an amount equal to the present value, as of the effective date (as defined below), calculated using a discount rate of 4.95% per annum, of all dividend payments on such shares (excluding any accumulated and unpaid dividends for any dividend period prior to the effective date of the fundamental change, including for the partial dividend period, if any, from, and including, the dividend payment date immediately preceding the effective date to, but excluding, the effective date (collectively, the “accumulated dividend amount”)) for all the remaining full dividend periods and for the partial dividend period from, and including, the effective date to, but excluding, the next dividend payment date (the “fundamental change dividend make-whole amount”); and (iii) with respect to such converted shares, to the extent that, as of the effective date of the fundamental change, there is any accumulated dividend amount, receive payment of the accumulated dividend amount (clauses (ii) and (iii), together, the “make-whole dividend amount”), in the case of clauses (ii) and (iii), subject to our right to deliver shares of our common stock in lieu of all or part of such amounts as described under the section titled “—Make-whole dividend amount” below; provided that, if the effective date or the conversion date falls after the record date for a declared dividend and prior to the next dividend payment date, such dividend will be paid on such dividend payment date to the holders as of such record date, as described under the section titled “—Dividends,” such dividend will not be included in the accumulated dividend amount, and the fundamental change dividend make-whole amount will not include the present value of the payment of such dividend.

To exercise the fundamental change early conversion right, holders must submit their shares of the Mandatory Convertible Preferred Stock for conversion at any time during the period (the “fundamental change conversion period”) beginning on, and including, the effective date of such fundamental change (the “effective date”) and ending at 5:00 p.m., New York City time, on the date that is the earlier of (a) 20 calendar days after the effective date (or, if later, the date that is 20 calendar days after holders receive notice of such fundamental change) and (b) March 15, 2028. For the avoidance of doubt, the fundamental change conversion period may not end on a date that is later than March 15, 2028. Holders of Mandatory Convertible Preferred Stock who submit their shares for conversion during the fundamental change conversion period will have such shares converted at the conversion rate specified in the table below (the “fundamental change conversion rate”) and will be entitled to receive the make-whole dividend amount. Holders of Mandatory Convertible Preferred Stock who do not submit their shares for conversion during the fundamental change conversion period will not be entitled to convert their shares of Mandatory Convertible Preferred Stock at the fundamental change conversion rate or to receive the make-whole dividend amount.

We will notify holders of the effective date of a fundamental change no later than the second business day following such effective date.

A “fundamental change” will be deemed to have occurred at the time any of the following occurs after the initial issue date of the Mandatory Convertible Preferred Stock:

(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit plans, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock;

(2) the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision, combination or a change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that a transaction described in clause (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3) our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4) our common stock (or other common stock comprising all or part of the exchange property) ceases to be listed or quoted on any of Nasdaq, The Nasdaq Global Market, or the New York Stock Exchange (or any of their respective successors).

A transaction or transactions described in clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of Nasdaq, The Nasdaq Global Market, or the New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Mandatory Convertible Preferred Stock becomes convertible into or exchangeable for such consideration, excluding cash payments for fractional shares or pursuant to dissenters’ appraisal rights.

Any event, transaction or series of related transactions that constitute a fundamental change under both clause (1) and clause (2) above (determined without regard to the proviso in clause (2) above) will be deemed to be a fundamental change solely under clause (2) above (subject to the proviso to clause (2)).

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related fundamental change conversion period (or, if none, on the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

Fundamental change conversion rate

The fundamental change conversion rate will be determined by reference to the table below and is based on the effective date of the fundamental change and the price (the “stock price”) paid (or deemed paid) per share of our common stock in such transaction. If all holders of our common stock receive only cash in exchange for their common stock in the fundamental change, the stock price shall be the cash amount paid per share. Otherwise, the stock price shall be the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the relevant fundamental change.

The stock prices set forth in the first row of the table (i.e., the column headers) will be adjusted as of any date on which the fixed conversion rates of our Mandatory Convertible Preferred Stock are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the minimum conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the minimum conversion rate as so adjusted. Each of the fundamental change conversion rates in the table will be subject to adjustment in the same manner and at the same time as each fixed conversion rate as set forth under the section titled “—Anti-dilution Adjustments.”

The following table sets forth the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock for each stock price and effective date set forth below.

	Stock Price
Effective Date	$ 17.00	$ 22.00	$ 27.00	$ 32.00	$ 37.00	$ 42.00	$ 47.00	$ 51.00	$ 59.00	$ 62.47	$ 70.00	$ 75.00	$ 80.00	$ 85.00

March 25, 2025	13.4820	14.6360	15.2120	15.4820	15.5920	15.6160	15.6000	15.5720	15.5100	15.4820	15.4340	15.4080	15.3880	15.3740
March 15, 2026	15.4500	16.2460	16.6060	16.7140	16.6780	16.5680	16.4300	16.3140	16.1020	16.0220	15.8780	15.8040	15.7440	15.6960
March 15, 2027	17.5040	17.9440	18.1420	18.1480	17.9960	17.7400	17.4340	17.1840	16.7300	16.5600	16.2720	16.1300	16.0220	15.9400
March 15, 2028	19.6080	19.6080	19.6080	19.6080	19.6080	19.6080	19.6080	19.6080	16.9500	16.0060	16.0060	16.0060	16.0060	16.0060

The exact stock price and effective date may not be set forth in the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate will be determined by straight-line interpolation between the fundamental change conversion rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•

if the stock price is in excess of $85.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate will be the minimum conversion rate; and

•

if the stock price is less than $17.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate will be the maximum conversion rate.

Make-whole dividend amount

For any shares of Mandatory Convertible Preferred Stock that are converted during the fundamental change conversion period, subject to the limitations described below, we may pay the make-whole dividend amount, determined in our sole discretion:

•	by paying cash;

•	by delivering shares of our common stock; or

•	through any combination of paying cash and delivering shares of our common stock.

We will pay the make-whole dividend amount in cash, except to the extent we elect on or prior to the second business day following the effective date of a fundamental change to make all or any portion of such payments by delivering shares of our common stock. If we elect to make any payment of the make-whole dividend amount, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at 97% of the stock price.

No fractional shares of common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in respect of the make-whole dividend amount. We will instead pay a cash adjustment to each converting holder that would otherwise be entitled to a fraction of a share of common stock based on the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the conversion date.

Notwithstanding the foregoing, with respect to any conversion of Mandatory Convertible Preferred Stock during the fundamental change conversion period, in no event will the number of shares of our common stock that we deliver in lieu of paying all or any portion of the make-whole dividend amount in cash exceed a number equal to the portion of the make-whole dividend amount to be paid by the delivery of common stock, divided by the greater of (i) the floor price and (ii) 97% of the stock price. To the extent that the portion of the make-whole dividend amount as to which we have elected to deliver shares of common stock in lieu of paying cash exceeds the product of the number of shares of common stock delivered in respect of such portion of the make-whole dividend amount and 97% of the stock price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash.

In addition, if we are prohibited from paying or delivering, as the case may be, the make-whole dividend amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, the fundamental change conversion rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered make-whole dividend amount, divided by the greater of (i) the floor price and (ii) 97% of the stock price. To the extent that the cash amount of the aggregate unpaid and undelivered make-whole dividend amount exceeds the product of such number of additional shares and 97% of the stock price, we will not have any obligation to pay the shortfall in cash.

Not later than the second business day following the effective date of a fundamental change, we will notify holders of:

•	the fundamental change conversion rate;

•

the fundamental change dividend make-whole amount and whether we will pay such amount, or any portion thereof, in shares of our common stock and, if applicable, the portion of such amount that will be paid in common stock; and

•

the accumulated dividend amount and whether we will pay such amount, or any portion thereof, in shares of our common stock and, if applicable, the portion of such amount that will be paid in common stock.

Our obligation to deliver shares at the fundamental change conversion rate and pay the fundamental change dividend make-whole amount could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Procedures

Upon mandatory conversion

Any outstanding shares of Mandatory Convertible Preferred Stock will automatically convert into shares of common stock on the mandatory conversion date. The person or persons entitled to receive the shares of common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the mandatory conversion date. Except as provided under the section titled “—Anti-dilution Adjustments,” prior to 5:00 p.m., New York City time, on the mandatory conversion date, the shares of common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and holders of the Mandatory Convertible Preferred Stock will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Upon early conversion

If a holder elects to convert its shares of Mandatory Convertible Preferred Stock prior to March 15, 2028, in the manner described under the section titled “—Conversion at the Option of the Holder” or “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount,” such holder must observe the conversion procedures set forth below.

If such holder holds a beneficial interest in a global share of Mandatory Convertible Preferred Stock, to convert its shares of Mandatory Convertible Preferred Stock early, such holder must deliver to The Depository Trust Company (“DTC”) the appropriate instruction form for conversion pursuant to DTC’s conversion program and, if such holder’s shares of Mandatory Convertible Preferred Stock are held in certificated form, such holder must comply with certain procedures set forth in the certificate of designations.

The conversion date will be the date on which the converting holder has satisfied the foregoing requirements; provided that, for the avoidance of doubt, in no event may such conversion date occur after March 15, 2028. A holder that early converts its shares of Mandatory Convertible Preferred Stock will not be required to pay any stock transfer and documentary stamp taxes or duties relating to the issuance or delivery of our common stock if such holder exercises its early conversion rights, except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of such holder. Shares of common stock will be issued and delivered and payment by us of any cash to which the converting holder is entitled will be made only after all applicable taxes and duties, if any, payable by the converting holder have been paid in full and such shares of common stock will be issued, and the payment by us of such cash to which the converting holder is entitled will be made, in each case, on the later of the second business day immediately succeeding the conversion date and the business day after such holder has paid in full all applicable taxes and duties payable by them, if any.

The person or persons entitled to receive the shares of common stock issuable upon early conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of 5:00 p.m., New York City time, on the applicable conversion date. Prior to 5:00 p.m., New York City time, on the applicable conversion date, the shares of common stock issuable upon early conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose and a holder of shares of the Mandatory Convertible Preferred Stock will have no rights with respect to such shares of common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

Fractional shares

No fractional shares of common stock will be issued to holders of our Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of shares of our Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the relevant conversion date.

If more than one share of our Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of our Mandatory Convertible Preferred Stock so surrendered.

Anti-dilution Adjustments

Each fixed conversion rate will be adjusted if:

(1)

We issue common stock to all or substantially all holders of our common stock as a dividend or other distribution, in which event, each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or other distribution will be multiplied by a fraction:

•

the numerator of which is the sum of (x) the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (y) the total number of shares of our common stock constituting such dividend or other distribution, and

•	the denominator of which is the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination.

Any increase made pursuant to this clause (1) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. If any dividend or distribution described in this clause (1) is declared but not so paid or made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not pay any dividend or make any distribution on shares of common stock held in treasury.

(2)

We issue to all or substantially all holders of our common stock rights or warrants (other than rights or warrants issued pursuant to a stockholders’ rights plan, customary dividend reinvestment plan or customary share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days after the announcement date of such issuance, to subscribe for or purchase our shares of common stock at less than the “current market price” (as defined below) of our common stock, in which case each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such rights or warrants will be increased by multiplying such fixed conversion rate by a fraction:

•

the numerator of which is the sum of (x) the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and (y) the number of shares of our common stock issuable pursuant to such rights or warrants, and

•	the denominator of which shall be the sum of (i) the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on the date fixed for such determination and

(ii) the number of shares of common stock equal to the quotient of the aggregate offering price payable to exercise such rights or warrants, divided by the current market price of our common stock.

Any increase made pursuant to this clause (2) will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such rights or warrants described in this clause (2) are not so issued, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to issue such rights or warrants, to such fixed conversion rate that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, each fixed conversion rate shall be decreased to such fixed conversion rate that would then be in effect had the increase made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered. In determining whether any rights or warrants entitle the holders thereof to subscribe for or purchase shares of our common stock at less than the current market price, and in determining the aggregate offering price payable to exercise such rights or warrants, there shall be taken into account any consideration received by us for such rights or warrants and the amount payable to us upon exercise or conversion thereof, the value of such consideration (if other than cash) to be determined by our board of directors, or an authorized committee thereof. For the purposes of this clause (2), the number of shares of common stock at the time outstanding shall not include shares held in treasury but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not issue any such rights or warrants in respect of shares of common stock held in treasury.

(3)

We subdivide or combine our common stock, in which event each fixed conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the effective date of such subdivision or combination will be multiplied by a fraction:

•	the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

•	the denominator of which is the number of shares of our common stock outstanding immediately prior to such subdivision or combination.

Any adjustment made pursuant to this clause (3) shall become effective immediately after 9:00 a.m., New York City time, on the effective date of such subdivision or combination.

(4)

We distribute to all or substantially all holders of our common stock evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock (other than rights issued pursuant to a stockholders’ rights plan so long as such rights have not separated from the common stock), cash or other assets, excluding:

•	any dividend or distribution as to which an adjustment was effected pursuant to clause (1) above;

•	any rights or warrants as to which an adjustment was effected pursuant to clause (2) above;

•	any dividend or distribution as to which the provisions set forth in clause (5) below shall apply; and

•	any spin-off to which the provisions set forth below in this clause (4) shall apply,

in which event each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for the determination of holders of our common stock entitled to receive such distribution will be multiplied by a fraction:

•	the numerator of which is the current market price of our common stock, and

•

the denominator of which is the current market price of our common stock minus the fair market value, as determined by our board of directors, or an authorized committee thereof, on the ex-date of such distribution, of the portion of the evidences of indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets so distributed applicable to one share of our common stock.

Any increase made pursuant to the preceding paragraph will become effective immediately after 5:00 p.m., New York City time, on the date fixed for such determination. In the event that such distribution described in the preceding paragraph is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared.

In the event that we make a distribution to all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to a subsidiary or other business unit of ours, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (herein referred to as a “spin-off”), each fixed conversion rate in effect immediately prior to 9:00 a.m., New York City time, on the ex-date of such distribution will be multiplied by a fraction:

•

the numerator of which is the sum of the current market price of our common stock and the current market price of the portion of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock, and

•	the denominator of which is the current market price of our common stock.

Any increase made pursuant to the preceding paragraph shall be made immediately following the determination of the current market price of our common stock, but shall become retroactively effective immediately after 9:00 a.m., New York City time, on the ex-date of such distribution. In the event that such distribution described in the preceding paragraph is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such distribution, to such fixed conversion rate that would then be in effect if such distribution had not been declared. Because we will make any increase to each fixed conversion rate pursuant to the preceding paragraph with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable upon such conversion occurs during the period for determining the current market price pursuant to the preceding paragraph until the second business day immediately following the last trading day of such period.

(5)	We make a dividend or distribution consisting exclusively of cash to all or substantially all holders of our common stock, excluding:

•	a regular, quarterly cash dividend that does not exceed $0.455 per share (the “initial dividend threshold”);

•	any cash that is distributed in exchange for our common stock in a reorganization event (as described below),

•	any dividend or distribution in connection with our liquidation, winding-up or dissolution, and

•	any consideration payable as part of a tender or exchange offer covered by clause (6),

in which event, each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date fixed for determination of the holders of our common stock entitled to receive such dividend or distribution will be multiplied by a fraction:

•

the numerator of which is the current market price of our common stock minus the initial dividend threshold (provided that if the dividend or distribution is not a regular, quarterly cash dividend, the initial dividend threshold will be deemed to be zero), and

•	the denominator of which is the current market price of our common stock minus the amount per share of our common stock of such dividend or distribution.

The initial dividend threshold is subject to adjustment on an inversely proportional basis whenever the fixed conversion rates are adjusted, but no adjustment will be made to the initial dividend threshold for any adjustment made to the fixed conversion rates pursuant to this clause (5).

Any increase made pursuant to this clause (5) shall become effective immediately after 5:00 p.m., New York City time, on the date fixed for the determination of the holders of our common stock entitled to receive such dividend or distribution. In the event that any dividend or distribution described in this clause (5) is not so made, each fixed conversion rate shall be decreased, effective as of the date our board of directors, or an authorized committee thereof, publicly announces its decision not to make such dividend or distribution, to such fixed conversion rate which would then be in effect if such dividend or distribution had not been declared.

(6)

We or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock where the cash and the value of any other consideration included in the payment per share of our common stock exceeds the current market price of our common stock, in which event each fixed conversion rate in effect immediately prior to 5:00 p.m., New York City time, on the date of expiration of the tender or exchange offer (the “expiration date”) will be multiplied by a fraction:

•	the numerator of which shall be equal to the sum of:

(i) the aggregate cash and fair market value (as determined by our board of directors, or an authorized committee thereof) on the expiration date of any other consideration paid or payable for shares purchased in such tender or exchange offer; and

(ii) the product of:

1.	the current market price of our common stock; and

2.

the number of shares of our common stock outstanding immediately after such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer), and

•	the denominator of which shall be equal to the product of:

(i) the current market price of our common stock; and

(ii) the number of shares of our common stock outstanding immediately prior to the time such tender or exchange offer expires (without giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer).

Any increase made pursuant to this clause (6) shall be made immediately following the determination of the current market price of our common stock, but shall become retroactively effective immediately after 5:00 p.m., New York City time, on the expiration date. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed conversation rate shall be decreased to be such fixed conversion rate that would then be in effect if such tender offer or exchange offer had not been made. Except as set forth in the preceding sentence, if the application of this clause (6) to any tender offer or exchange offer would result in a decrease in each fixed conversation rate, no adjustment shall be made for such tender offer or exchange offer under this clause (6). Because we will make any increase to each fixed conversion rate pursuant to this clause (6) with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable upon such conversion occurs during the period for determining the current market price pursuant to this clause (6) until the second business day immediately following the last trading day of such period.

In cases where (i) the fair market value of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets distributed per share of our common stock as to which clause (4) above applies (except with respect to a spin-off), or (ii) the amount of cash distributed per share of our common stock as to which clause (5) above applies, in each case, equals or exceeds the average VWAP per share of our common stock over the ten consecutive trading day period ending on, and including, the trading day immediately preceding the ex-date of such distribution, rather than being entitled to an adjustment in each fixed conversion rate, holders of the Mandatory Convertible Preferred Stock will be entitled to receive (without having to convert their Mandatory Convertible Preferred Stock), at the same time and upon the same terms as holders of our common stock, the kind and amount of the evidences of our indebtedness, shares of capital stock, securities, rights to acquire our capital stock, cash or other assets, as the case may be, comprising the distribution that such holder would have received if such holder had owned, immediately prior to the record date for determining the holders of our common stock entitled to receive the distribution, for each share of Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate in effect on the date of such distribution.

To the extent that we have a rights plan in effect with respect to our common stock on any conversion date, upon conversion of any shares of the Mandatory Convertible Preferred Stock, a converting holder will receive, in addition to our common stock, the rights under the rights plan, unless, prior to such conversion date, the rights have separated from our common stock, in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in the portion of clause (4) above not relating to a spin-off, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights or warrants pursuant to a rights plan that would allow a holder to receive upon conversion, in addition to any shares of our common stock, the rights described therein (unless such rights or warrants have separated from our common stock (in which case each fixed conversion rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in the portion of clause (4) above not relating to a spin-off, subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights or warrants that would entitle such holder to an adjustment to the fixed conversion rates.

For the purposes of determining the adjustment to the fixed conversion rate for the purposes of:

•

clause (2), clause (4) in the event of an adjustment not relating to a spin-off and clause (5) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the ten consecutive trading day period ending on, and including, (x) for purposes of clause (2) above, the trading day immediately preceding the announcement date of the relevant issuance and (y) for purposes of clause (4) in the event of an adjustment not relating to a spin-off and clause (5) above, the trading day immediately preceding the ex-date of the relevant distribution;

•

clause (4) above in the event of an adjustment relating to a spin-off, the “current market price” of our common stock, capital stock or similar equity interest, as applicable (in the case of any capital stock or similar equity interest, determined by reference to the definition of “VWAP” as if references therein to our common stock were to such capital stock or similar equity interest), is the average VWAP per share over the first ten consecutive trading days commencing on, and including, the ex-date of such distribution; and

•

clause (6) above, the “current market price” of our common stock is the average VWAP per share of our common stock over the ten consecutive trading day period commencing on, and including, the trading day immediately following the expiration date of the relevant tender or exchange offer.

The term “ex-date,” when used with respect to any issuance, dividend or distribution, means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

In addition, we may make such increases in each fixed conversion rate as we deem advisable if our board of directors, or an authorized committee thereof, determines that such increase would be in our best interest or in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed conversion rate.

In the event of a taxable distribution to holders of our common stock that results in an adjustment of each fixed conversion rate or an increase in each fixed conversion rate in our discretion, beneficial owners of the Depositary Shares may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. Deemed distributions to beneficial owners of Depositary Shares that are Non-U.S. Holders (as defined in the section titled “Material U.S. Federal Income Tax Considerations”) may, in certain circumstances, be subject to U.S. federal withholding tax requirements. See the section titled “Material U.S. Federal Income Tax Considerations.”

If we (or an applicable withholding agent) are required to withhold on constructive distributions to a holder of Depositary Shares or Mandatory Convertible Preferred Stock (see the section titled “Material U.S. Federal Income Tax Considerations”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.

Adjustments to the fixed conversion rates will be calculated to the nearest 1/10,000th of a share. Prior to the first trading day of the final averaging period, no adjustment to a fixed conversion rate will be required unless the adjustment would require an increase or decrease of at least one percent in such fixed conversion rate. If any adjustment is not required to be made because it would not change the fixed conversion rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided, however, that we will make such adjustments, regardless of whether such aggregate adjustments amount to one percent or more of the fixed conversion rates (x) on any early conversion date (including in connection with a fundamental change); (y) on the effective date of any fundamental change; and (z) on each trading day of the final averaging period.

No adjustments to the fixed conversion rates will be made if holders may participate (other than in the case of (x) a share subdivision or share combination or (y) a tender or exchange offer), at the same time, upon the same terms and otherwise on the same basis as holders of our common stock and solely as a result of holding Mandatory Convertible Preferred Stock, in the transaction that would otherwise give rise to such adjustment without having to convert their Mandatory Convertible Preferred Stock and as if they held, for each share of Mandatory Convertible Preferred Stock, a number of shares of our common stock equal to the maximum conversion rate then in effect.

The fixed conversion rates will not be adjusted except as provided above. Without limiting the foregoing, the fixed conversion rates will not be adjusted:

(a)

upon the issuance of any common stock (or rights with respect thereto) pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

(b)

upon the issuance of any common stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

(c)

upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Mandatory Convertible Preferred Stock were first issued;

(d)	for a change solely in the par value of our common stock;

(e)

for sales of our common stock for cash, including the sale of shares of our common stock for a purchase price that is less than the applicable market price per share of our common stock or less than the initial price or the threshold appreciation price, other than in a transaction described in clause (2) or clause (4) above;

(f)	for stock repurchases that are not tender or exchange offers, including pursuant to structured or derivative transactions;

(g)	as a result of a tender offer solely to holders of fewer than 100 shares of our common stock;

(h)	as a result of a third-party tender or exchange offer, other than a tender or exchange offer by one of our subsidiaries as described in clause (6) above;

(i)	for any regular, quarterly cash dividend that does not exceed the initial dividend threshold; or

(j)

for accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, except as described above under the section titled “—Mandatory Conversion,” “—Conversion at the Option of the Holder” and “—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount.”

We will, as soon as practicable after the fixed conversion rates are adjusted, provide or cause to be provided written notice of the adjustment to the holders of shares of Mandatory Convertible Preferred Stock. We will also upon written request by a beneficial owner of the Depositary Shares deliver a statement setting forth in reasonable detail the method by which the adjustment to each fixed conversion rate was determined and setting forth each revised fixed conversion rate.

If an adjustment is made to the fixed conversion rates, an inversely proportional adjustment also will be made to the floor price. For the avoidance of doubt, if an adjustment is made to the fixed conversion rates, no separate inversely proportionate adjustment will be made to the initial price or the threshold appreciation price because the initial price is equal to $1,000 divided by the maximum conversion rate (as adjusted in the manner described herein) and the threshold appreciation price is equal to $1,000 divided by the minimum conversion rate (as adjusted in the manner described herein).

Whenever any provision of the certificate of designations establishing the terms of the Mandatory Convertible Preferred Stock requires us to calculate the VWAP per share of our common stock over a span of multiple days, our board of directors, or any authorized committee thereof, will make appropriate adjustments (including, without limitation, to the applicable market value, the early conversion average price, the stock price and the five-day average price, as the case may be) to account for any adjustments to the fixed conversion rates that become effective, or any event that would require such an adjustment if the record date, ex-date, effective date or expiration date, as the case may be, of such event occurs, during the relevant period used to calculate such prices or values, as the case may be.

If:

•	the record date for a dividend or distribution on our common stock occurs after the end of the final averaging period and before the mandatory conversion date, and

•

that dividend or distribution would have resulted in an adjustment of the number of shares of our common stock issuable to the holders of Mandatory Convertible Preferred Stock had such record date occurred on or before the last trading day of the final averaging period, then we will deem the holders of Mandatory Convertible Preferred Stock to be holders of record, for each share of Mandatory Convertible Preferred Stock that they hold, of a number of shares of our common stock equal to the conversion rate for purposes of that dividend or distribution. In this case, the holders of the Mandatory Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.

Recapitalizations, Reclassifications and Changes in our Common Stock

In the event of:

•	any recapitalization, reclassification or change of our common stock (other than changes in par value or resulting from a subdivision or combination),

•	any consolidation, merger or combination involving us,

•	any sale, lease or other transfer to a third party of all or substantially all of our and our subsidiaries’ consolidated assets, taken as a whole, or

•	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or property (each, a “reorganization event”), each share of Mandatory Convertible Preferred Stock outstanding immediately prior to such reorganization event shall, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind of securities, cash and other property that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Stock into common stock immediately prior to such reorganization event (such securities, cash and other property, the “exchange property,” with each “unit of exchange property” meaning the kind and amount of exchange property that a holder of one share of common stock is entitled to receive). For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock in such reorganization event. We will notify holders of the Mandatory Convertible Preferred Stock of such weighted average as soon as practicable after such determination is made. The number of units of exchange property we will deliver upon conversion of each share of Mandatory Convertible Preferred Stock or as a payment of dividends on the Mandatory Convertible Preferred Stock, as applicable, following the effective date of such reorganization event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, conversion at the option of the holder or conversion at the option of the holder upon a fundamental change and/or the description of the relevant dividend payment provisions, as applicable, were to units of exchange property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date on which holders of the Mandatory Convertible Preferred Stock become holders of record of the underlying exchange property). For the purpose of determining which bullet of the definition of conversion rate will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet of such definition is applicable, the value of a unit of exchange property will be determined in good faith by our board of directors, or an authorized committee thereof, except that if a unit of exchange property includes common stock or American depositary receipts (“ADR”) that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the final averaging period of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors, or an authorized committee thereof), or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any reorganization event, provide written notice to the holders of Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the exchange property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

In connection with any reorganization event, we will also adjust the initial dividend threshold based on the number of shares of common stock or ADRs comprising the exchange property and (if applicable) the value of any consideration other than common stock or ADRs comprising the exchange property. If the exchange property is composed solely of consideration other than common stock or ADRs, the initial dividend threshold will be deemed to be zero.

Reservation of Shares

We will at all times reserve and keep available out of the authorized and unissued common stock or shares of common stock held in treasury by us, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, free from any preemptive or other similar rights, the maximum number of shares of common stock as shall be issuable from time to time upon the conversion of all the shares of Mandatory Convertible Preferred Stock then outstanding (including, for the avoidance of doubt, the maximum additional conversion amount).

Transfer Agent and Registrar

Equiniti Trust Company is the transfer agent and registrar for the Mandatory Convertible Preferred Stock.

DESCRIPTION OF DEPOSITARY SHARES

We will deposit the shares of our Mandatory Convertible Preferred Stock, represented by the Depositary Shares offered hereby pursuant to a deposit agreement (the “deposit agreement”) among us, Equiniti Trust Company, acting as bank depositary (the “bank depositary”), and the holders from time to time of the Depositary Shares.

The following description is a summary of the material provisions of the Depositary Shares and the deposit agreement and does not purport to be complete. The terms of the Depositary Shares include those expressly set forth in the deposit agreement, and this summary is subject to and is qualified by reference to all the provisions of the Depositary Shares and the deposit agreement, including the definitions of certain terms used in the deposit agreement.

You may request a copy of the deposit agreement from us as described under the section titled “Where You Can Find More Information” in the accompanying prospectus. We urge you to read this document because it, and not this description, defines your rights as a holder of Depositary Shares.

For purposes of this description, references to “Microchip,” “we,” “our” and “us” refer only to Microchip Technology Incorporated and not to its subsidiaries.

General

Each Depositary Share represents a 1/20th interest in a share of our Mandatory Convertible Preferred Stock and will initially be evidenced by a global security, as defined in and described under the section titled “—Book-entry, Settlement and Clearance” in this section. Subject to the terms of the deposit agreement, the Depositary Shares will be entitled to all powers, preferences and special rights of our Mandatory Convertible Preferred Stock, as applicable, in proportion to the fraction of a share of our Mandatory Convertible Preferred Stock those Depositary Shares represent.

In this section, references to “holders” of Depositary Shares mean those who have Depositary Shares registered in their own names on the books maintained by the bank depositary and not indirect holders who will own beneficial interests in Depositary Shares registered in the street name of, or issued in book-entry form through, DTC prior to the mandatory conversion of our Mandatory Convertible Preferred Stock. You should review the special considerations that apply to indirect holders as described under the section titled “—Book-entry, Settlement and Clearance” in this section.

Conversion

Because each Depositary Share represents a 1/20th interest in a share of our Mandatory Convertible Preferred Stock, a holder of Depositary Shares may elect to convert Depositary Shares only in lots of 20 Depositary Shares, either on an early conversion date at the minimum conversion rate of 0.8003 shares of our common stock per Depositary Share, subject to adjustment, or during a fundamental change conversion period at the fundamental change conversion rate, as described below. For a description of the terms and conditions on which our Mandatory Convertible Preferred Stock is convertible at the option of holders of Mandatory Convertible Preferred Stock, see the sections titled “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder” and “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount” in this prospectus supplement.

The following table sets forth the fundamental change conversion rate per Depositary Share, subject to adjustment as described under the section titled “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend

Make-whole Amount,” based on the effective date of the fundamental change and the stock price in the fundamental change:

	Stock Price
Effective Date	$17.00	$22.00	$27.00	$32.00	$37.00	$42.00	$47.00	$51.00	$59.00	$62.47	$70.00	$75.00	$80.00	$85.00

March 25, 2025	0.6741	0.7318	0.7606	0.7741	0.7796	0.7808	0.7800	0.7786	0.7755	0.7741	0.7717	0.7704	0.7694	0.7687
March 15, 2026	0.7725	0.8123	0.8303	0.8357	0.8339	0.8284	0.8215	0.8157	0.8051	0.8011	0.7939	0.7902	0.7872	0.7848
March 15, 2027	0.8752	0.8972	0.9071	0.9074	0.8998	0.8870	0.8717	0.8592	0.8365	0.8280	0.8136	0.8065	0.8011	0.7970
March 15, 2028	0.9804	0.9804	0.9804	0.9804	0.9804	0.9804	0.9804	0.9804	0.8475	0.8003	0.8003	0.8003	0.8003	0.8003

The exact stock price and effective date may not be set forth in the table, in which case:

•

if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day or 366-day year, as applicable;

•

if the stock price is in excess of $85.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate per Depositary Share will be the minimum conversion rate, divided by 20; and

•

if the stock price is less than $17.00 per share (subject to adjustment in the same manner as the column headings of the table above), then the fundamental change conversion rate per Depositary Share will be the maximum conversion rate, divided by 20.

On any conversion date for our Mandatory Convertible Preferred Stock, each Depositary Share corresponding to the shares of our Mandatory Convertible Preferred Stock so converted will be entitled to receive 1/20th of the number of shares of our common stock and the amount of any cash received by the bank depositary upon conversion of each share of our Mandatory Convertible Preferred Stock.

The following table illustrates the conversion rate per Depositary Share, subject to adjustment as described under the section titled “Description of Mandatory Convertible Preferred Stock—Anti-dilution Adjustments” in this prospectus supplement, based on the applicable market value of our common stock:

Applicable market value of our common stock	Conversion rate per Depositary Share
Greater than the threshold appreciation price	0.8003 shares of common stock

Equal to or less than the threshold appreciation price but greater than or equal to the initial price	Between 0.8003 and 0.9804 shares of common stock, determined by dividing $50 by the applicable market value

Less than the initial price	0.9804 shares of common stock

After delivery of our common stock by the transfer agent to the bank depositary following conversion of our Mandatory Convertible Preferred Stock, the bank depositary will transfer the proportional number of shares of our common stock to the holders of Depositary Shares by book-entry transfer through DTC or, if the holders’ interests are in certificated depositary receipts, by delivery of common stock certificates for such number of shares of our common stock.

If we (or an applicable withholding agent) are required to withhold on distributions of common stock in respect of dividends to a holder (see the section titled “Material U.S. Federal Income Tax Considerations”) and pay the applicable withholding taxes, we may, at our option, or an applicable withholding agent may, withhold such taxes from payments of cash or shares of common stock payable to such holder.

Fractional Shares

No fractional shares of common stock will be issued to holders of our Depositary Shares upon conversion. In lieu of any fractional shares of common stock otherwise issuable in respect of the aggregate number of Depositary Shares of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the conversion date.

If more than one Depositary Share is surrendered for, or subject to, conversion at one time by or for the same holder, the number of shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Depositary Shares so surrendered for, or subject to, conversion.

Dividends and Other Distributions

Each dividend paid on a Depositary Share will be in an amount equal to 1/20th of the dividend paid on the related share of our Mandatory Convertible Preferred Stock. So long as our Depositary Shares are held of record by the nominee of DTC, declared cash dividends in respect of our Depositary Shares will be paid to DTC in same-day funds on each dividend payment date. DTC will credit accounts of its participants in accordance with DTC’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of our Depositary Shares in accordance with the instructions of such beneficial owners.

The bank depositary will deliver any cash or shares of common stock it receives in respect of dividends on our Mandatory Convertible Preferred Stock to the holders of the Depositary Shares in such amounts as are, as nearly as practicable, in proportion to the number of outstanding Depositary Shares held by such holders, on the date of receipt or as soon as practicable thereafter.

The dividend payable on the first dividend payment date, if declared, is expected to be approximately $0.8438 per Depositary Share, and the dividend payable on each subsequent dividend payment date, if declared, is expected to be $0.9375 per Depositary Share.

Record dates for the payment of dividends and other matters relating to the Depositary Shares will be the same as the corresponding record dates for our Mandatory Convertible Preferred Stock.

No fractional shares of common stock will be delivered to the holders of our Depositary Shares in respect of dividends. Each holder that would otherwise be entitled to a fraction of a share of common stock will instead be entitled to receive a cash adjustment (computed to the nearest cent) based on the average VWAP per share of our common stock over the five consecutive trading day period ending on, and including, the second trading day immediately preceding the applicable dividend payment date.

The amount paid as dividends or otherwise distributable by the bank depositary with respect to the Depositary Shares or the underlying Mandatory Convertible Preferred Stock will be reduced by any amounts required to be withheld by us or the bank depositary on account of taxes or other governmental charges. The bank depositary may refuse to make any payment or distribution, or any transfer, exchange, or withdrawal of any Depositary Shares or the shares of our Mandatory Convertible Preferred Stock until such taxes or other governmental charges are paid.

No Redemption

We may not redeem our Depositary Shares. However, at our option, we may purchase our Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise.

Voting the Mandatory Convertible Preferred Stock

Because each Depositary Share represents a 1/20th interest in a share of the Mandatory Convertible Preferred Stock, holders of depositary receipts will be entitled to 1/20th of a vote per share of Mandatory Convertible Preferred Stock under those circumstances in which holders of the Mandatory Convertible Preferred Stock are entitled to a vote, as described under the section titled “Description of Mandatory Convertible Preferred Stock—Voting Rights” in this prospectus supplement.

When the bank depositary receives notice of any meeting at which the holders of our Mandatory Convertible Preferred Stock are entitled to vote, the bank depositary will mail the notice to the record holders of the Depositary Shares relating to the Mandatory Convertible Preferred Stock. Each record holder of Depositary Shares on the record date (which will be the same date as the record date for our Mandatory Convertible Preferred Stock) may instruct the bank depositary as to how to vote the amount of our Mandatory Convertible Preferred Stock represented by such holder’s Depositary Shares in accordance with these instructions. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such Depositary Shares in accordance with these instructions, and we will take all actions the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the Mandatory Convertible Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares representing our Mandatory Convertible Preferred Stock.

Modification, Amendment and Termination

Without the consent of the holders of the Depositary Shares, we may amend, alter or supplement the deposit agreement or any certificate representing the Depositary Shares for the following purposes:

•	to cure any ambiguity, omission, inconsistency or mistake in any such agreement or instrument;

•

to make any provision with respect to matters or questions relating to the Depositary Shares that is not inconsistent with the provisions of the deposit agreement and that does not materially and adversely affect the powers, preferences or special rights of any holder of the Depositary Shares;

•	to make any change reasonably necessary, in our reasonable determination, to reflect each Depositary Share’s representation of 1/20th of a share of our Mandatory Convertible Preferred Stock;

•

to make any change reasonably necessary, in our reasonable determination, to comply with the procedures of the bank depositary and that does not materially and adversely affect the powers, preferences or special rights of any holder of the Depositary Shares; or

•

to make any other change that does not materially and adversely affect the powers, preferences or special rights of any holder of the Depositary Shares (other than any holder that consents to such change).

In addition, without the consent of the holders of the Depositary Shares, we may amend, alter, supplement or repeal any terms of the Depositary Shares to conform the terms of the Depositary Shares to the description thereof in the accompanying prospectus as supplemented and/or amended by the section titled “Description of Depositary Shares” and the section titled “Description of Mandatory Convertible Preferred Stock,” as further supplemented and/or amended by the related pricing term sheet.

With the consent of the record holders of at least a majority of the aggregate number of Depositary Shares then outstanding, the Depositary Shares and any provisions of the deposit agreement may at any time and from time to time be amended, altered or supplemented by agreement between us and the bank depositary; provided that, without the consent of each record holder of an outstanding Depositary Share affected, no such amendment, alteration or supplement will:

•	reduce the number of Depositary Shares the record holders of which must consent to an amendment, alteration or supplement of the Depositary Shares or the deposit agreement;

•	reduce the amount payable or deliverable in respect of the Depositary Shares or extend the stated time for such payment or delivery;

•

impair the right, subject to certain requirements set forth in the deposit agreement, of any owner of Depositary Shares to surrender any receipt evidencing such Depositary Shares to the bank depositary with instructions to deliver to it the Mandatory Convertible Preferred Stock and all money and/or other property represented thereby;

•	change the currency in which payments in respect of the Depositary Shares or any receipt evidencing such Depositary Shares is made;

•

impair the right of any record holder of Depositary Shares to receive payments or deliveries on its Depositary Shares on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery;

•	make any change that materially and adversely affects the conversion rights of any record holder of Depositary Shares; or

•	make any change that materially and adversely affects the voting rights of any record holder of Depositary Shares.

The deposit agreement may be terminated by us or the bank depositary only if (a) all outstanding Depositary Shares have been cancelled, upon conversion of the Mandatory Convertible Preferred Stock or otherwise, or (b) there has been made a final distribution in respect of the Mandatory Convertible Preferred Stock in connection with any liquidation, winding-up or dissolution of us and such distribution shall have been distributed to the record holders of the depositary receipts pursuant to the deposit agreement.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the Mandatory Convertible Preferred Stock. Except as otherwise set forth in this “Description of Depositary Shares” section, holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of Mandatory Convertible Preferred Stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal Rights

A holder of 20 Depositary Shares may withdraw the share of our Mandatory Convertible Preferred Stock corresponding to such Depositary Shares, and any cash or other property represented by such Depositary Shares. A holder who withdraws shares of Mandatory Convertible Preferred Stock (and any such cash or other property) will not be required to pay any stock transfer and documentary stamp taxes or duties relating to the issuance or delivery of such shares of Mandatory Convertible Preferred Stock (and any such cash or other property), except that such holder will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of such shares of Mandatory Convertible Preferred Stock (and any such cash or other property) in a name other than the name of such holder. Holders of shares of our Mandatory Convertible Preferred Stock will not have the right under the deposit agreement to deposit such shares with the bank depositary in exchange for Depositary Shares.

Listing

We intend to apply to list the Depositary Shares on Nasdaq under the symbol “MCHPP”. No assurance can be given that our Depositary Shares will be listed or that any such application for listing will be approved. In addition, upon listing, we have agreed to use our reasonable best efforts to keep the Depositary Shares representing fractional interests in the Mandatory Convertible Preferred Stock listed on Nasdaq. Listing the

Depositary Shares on Nasdaq does not guarantee that a trading market will develop or, if a trading market does develop, the depth of that market or the ability of holders to sell their Depositary Shares easily. We do not expect there will be any separate public trading market for the shares of the Mandatory Convertible Preferred Stock except as represented by the Depositary Shares.

Form and Notices

The Mandatory Convertible Preferred Stock will be issued in registered form to the bank depositary, and the Depositary Shares will be issued in book-entry only form through DTC prior to the conversion of the Mandatory Convertible Preferred Stock, as described under the section titled “—Book-entry, Settlement and Clearance” in this section. The bank depositary will forward to the holders of Depositary Shares all reports, notices and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of our Mandatory Convertible Preferred Stock.

Book-entry, Settlement and Clearance

The global security

The Depositary Shares will initially be represented by a single registered security in global form (the “global security”). Upon issuance, the global security will be deposited with the bank depositary as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

You may hold your interests in the global security through DTC, either as a participant in DTC or indirectly through organizations which are participants in DTC. We expect that under procedures established by DTC:

•	upon deposit of the global security with DTC’s custodian, DTC will credit portions of the global security to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in the global security will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global security).

Beneficial interests in the global security may not be exchanged for securities in physical, certificated form except in the limited circumstances described below.

Book-entry procedures for the global security

All interests in the global security will be subject to the operations and procedures of DTC. We have obtained the information in this section or in the accompanying prospectus concerning DTC and its book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues and money market instruments that DTC’s participants, referred to as “direct DTC participants,” deposit with

DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which is owned, in part, by a number of direct DTC participants. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to direct and indirect participants are on file with the SEC.

So long as DTC or its nominee is the registered owner of the global security, DTC or such nominee will be considered the sole owner and holder of the Depositary Shares represented by the global security for all purposes under the deposit agreement. Except as provided below, owners of beneficial interests in the global security will not be entitled to have securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities under the deposit agreement in definitive form and will not be considered the owners or holders of the securities under the deposit agreement, including for purposes of receiving any reports delivered by us or the bank depositary under the deposit agreement. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of securities under the deposit agreement.

Payments of dividends with respect to the Depositary Shares represented by the global security will be made by the bank depositary to DTC or its nominee, as the case may be, as the registered owner of the global security. Neither we nor the bank depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

We expect that DTC or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” The participants are responsible for the standing instructions and customary practices governing beneficial interests.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated securities

Individual certificates in respect of the Depositary Shares will be issued in exchange for the global security only if DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the global security, or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after we receive such notice from DTC or upon our becoming aware that DTC is no longer so registered.

DESCRIPTION OF THE CAPPED CALL TRANSACTIONS

In connection with the pricing of the Depositary Shares, we entered into privately negotiated capped call transactions with certain of the underwriters or their respective affiliates and certain other financial institutions (the “option counterparties”). The cap price of the capped call transactions will initially represent a premium of 40% over the last reported sale price of our common stock on the pricing date of the offering. The capped call transactions will cover, subject to customary anti-dilution adjustments, the number of shares of our common stock underlying the Mandatory Convertible Preferred Stock, based on the Minimum Conversion Rate.

We intend to use approximately $50.1 million of the net proceeds from this offering to pay the cost of the capped call transactions. If the underwriters exercise their over-allotment option to purchase additional Depositary Shares, we expect to enter into additional capped call transactions with the option counterparties.

The capped call transactions are generally expected to reduce or offset the potential dilution to our common stock upon any conversion of Mandatory Convertible Preferred Stock (with such reduction subject to a cap) in the event that the market price per share of our common stock, as measured under the terms of the capped call transactions, is greater than the strike price of the capped call transactions, which initially corresponds to the threshold appreciation price of the Mandatory Convertible Preferred Stock and is subject to customary anti-dilution adjustments. If, however, the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution to the extent that such market price exceeds the cap price of the capped call transactions.

We will not be required to make any cash payments to the option counterparties or their respective affiliates upon the exercise of the capped call transactions, but we will be entitled to receive from the option counterparties or their respective affiliates, as the case may be, a number of shares of our common stock generally based on the amount by which the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the strike price of the capped call transactions during the relevant valuation period under the capped call transactions. However, if the market price per share of our common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions during such valuation period, the number of shares of common stock we expect to receive upon exercise of the capped call transactions will be capped based on the amount by which the cap price exceeds the strike price of the capped call transactions.

The capped call transactions are separate transactions entered into by us with the option counterparties, are not part of the terms of the Depositary Shares and will not change the holders’ rights under the Depositary Shares. As a holder of the Depositary Shares, you will not have any rights with respect to the capped call transactions.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Underwriting (Conflicts of Interests)—Capped Call Transactions” and “Risk Factors—Risks Related to this Offering and Ownership of the Depositary Shares and the Mandatory Convertible Preferred Stock—The capped call transactions may affect the value of the Depositary Shares and our common stock.”

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary relating to the rights of our common stock and certain provisions of our Certificate of Incorporation and Bylaws as currently in effect. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, each previously filed with the SEC and incorporated by reference as an exhibit to our most recent Quarterly Report on Form 10-Q for the period December 31, 2024, as well as to the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read our Certificate of Incorporation, Bylaws, and the applicable provisions of the DGCL carefully.

General

Our authorized capital stock consists of 905,000,000 shares of capital stock, of which:

•	900,000,000 shares are designated as common stock, par value $0.001 per share; and

•	5,000,000 shares are designated as preferred stock, par value $0.001 per share.

No shares of preferred stock are currently outstanding.

Pursuant to our Certificate of Incorporation, our board of directors has the authority, without stockholder approval except as required by the listing standards of the Nasdaq, to issue additional shares of our common stock. Our board of directors has the authority to repeal, alter or amend the Certificate of Incorporation and Bylaws or adopt new bylaws, subject to certain limitations set forth in the Bylaws and the DGCL.

Common Stock

We have one class of authorized common stock.

Dividend Rights

Subject to preferences that may be applicable to any preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as our board of directors from time to time may determine.

Voting Rights

Holders of common stock are also entitled to one vote for each share held on all matters submitted to a vote of stockholders. Neither our Certificate of Incorporation nor our Bylaws provide for cumulative voting in the election of directors.

Board of Directors

Our board of directors is not classified. By duly adopted resolution, our board of directors has established that the number of directors shall be six. This number may be changed by a duly adopted resolution of the board of directors or by a duly adopted amendment to the Certificate of Incorporation or by an amendment to the Bylaws adopted by resolution of the board of directors or by the stockholders. Directors may be removed with or without cause by the holders of the majority of the shares then entitled to vote at an election of directors. Vacancies and newly created director positions may only be filled by a majority of directors then in office, subject to certain limitations set forth in the Bylaws.

No Preemptive, Redemption or Conversion Rights

The common stock is not entitled to preemptive rights and is not subject to conversion, redemption, or sinking fund provisions.

Liquidation, Dissolution or Similar Rights

Upon liquidation, dissolution or winding-up of Microchip, the assets legally available for distribution to stockholders would be distributed ratably among the holders of the common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.

Preferred Stock

Our Certificate of Incorporation authorizes Microchip’s board of directors to issue up to 5,000,000 shares of preferred stock from time to time in series and to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of preferred stock, and the number of shares constituting any such series and the designation thereof. These rights, preferences, privileges and restrictions could include dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of our common stock. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in our control or other corporate action.

Delaware Anti-Takeover Law and Charter and Bylaw Provisions

Certain provisions of Delaware law, our Certificate of Incorporation and Bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Takeover Statute

We are governed by Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that the stockholder became an interested stockholder, unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers of which can be issued under employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person who, with affiliates and associates owns, or within the three year period immediately prior to the business combination, beneficially owned 15% or more of the outstanding voting stock of the corporation. Section 203 of the DGCL defines business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to specified exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that increases the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

Advance Notice Provisions

Our Bylaws establish advance notice procedures for stockholder proposals and nominations of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Proxy Access Nominations

Under our Bylaws, a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our outstanding stock continuously for at least three years, may nominate and have us include in our proxy materials (i) one director nominee if the number of directors to be elected at an annual meeting is seven or less, and (ii) if the number of directors to be elected at an annual meeting is greater than seven, director nominees constituting up to the greater of 20% of the board of directors or two directors, provided in each case that the requirements set forth in our Bylaws are satisfied.

Special Meeting Requirements

Our Certificate of Incorporation and Bylaws provide that special meetings of stockholders may only be called by our board of directors or the chairman of the board or by one or more stockholders owning in the aggregate not less than fifty percent (50%) of the entire capital stock of the corporation issued and outstanding and entitled to vote.

Authorized but Unissued Shares

Authorized but unissued shares of our common stock and preferred stock are available for future issuances without stockholder approval, excepting the applicable listing and regulatory standards, and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of Microchip by means of a proxy contest, tender offer, merger, or otherwise.

Action by Stockholder Consent

Our Bylaws provide that our stockholders may take action by written consent without a meeting.

Exclusive Forum

Unless we provide written consent to an alternative forum, the Court of Chancery of the State of Delaware shall be, to the fullest extent permitted by law, the exclusive forum for any derivative action, action asserting breach of fiduciary duty, claims pursuant to Delaware corporate law, action related to the Certificate of Incorporation, Bylaws, or internal affairs doctrine, unless an indispensable party is not subject nor has consented to the jurisdiction. Unless we provide written consent to an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive jurisdiction for the resolution of claims arising under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers. We also note that stockholders cannot waive compliance (or consent to noncompliance) with the federal securities laws and the rules and regulations thereunder.

Limitation of Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Company or our stockholders;

•	any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our Bylaws provide that we may indemnify, to the maximum extent permitted by the DGCL, any employee or agent of the Company against expenses, judgements, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact such person is or was an agent of the Company.

Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses actually and reasonably incurred and paid by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in our Certificate of Incorporation, Bylaws and in indemnification agreements that we have entered into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services. The transfer agent and registrar’s address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights MN 55120-4100.

Listing

Our common stock is listed on Nasdaq under the symbol “MCHP”.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax consequences generally applicable, as of the date hereof, to the ownership and disposition of Depositary Shares, our Mandatory Convertible Preferred Stock, and our common stock into which our Mandatory Convertible Preferred Stock may be converted by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below and together with U.S. Holders, “holders”) that acquire Depositary Shares in this offering at the initial offering price. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable final, temporary and proposed U.S. Treasury Regulations promulgated thereunder (“Treasury Regulations”), judicial opinions, and administrative rulings and published positions of the U.S. Internal Revenue Service (“IRS”), each as in effect as of the date hereof. These authorities are subject to change or differing interpretations, possibly on a retroactive basis, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this summary. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances, and does not deal with taxes other than the federal income tax (such as estate and gift tax or Medicare contribution tax) or with non-U.S., state, local or other tax considerations. This summary applies only to holders who hold Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). Special rules, not discussed here, may apply to certain holders, including, without limitation:

•	banks or other financial institutions;

•	dealers in securities or currencies;

•	traders in securities that elect to apply a mark-to-market method of tax accounting;

•	insurance companies;

•	tax-exempt entities;

•	grantor trusts;

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes, subchapter S corporations or other flow-through entities (and investors therein);

•	retirement plans, individual retirement accounts or other tax-deferred accounts;

•	real estate investment trusts or regulated investment companies;

•	holders liable for alternative minimum tax;

•	persons subject to the base erosion and anti-abuse tax;

•	certain former citizens or former long-term residents of the United States;

•	entities covered by the anti-inversion rules under the Code;

•	U.S. Holders that have a “functional currency” other than the U.S. dollar;

•

holders who hold Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction;

•

“controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons required to accelerate recognition of any item of gross income with respect to the Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock as a result of income being recognized on an applicable financial statement; and

•	persons that own or are deemed to own 5% or more of the Mandatory Convertible Preferred Stock or our common stock (by vote or value).

Such holders should consult their tax advisors to determine the U.S. federal, state, local and non-U.S. tax considerations that may be relevant to them.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock that is for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock that is, for U.S. federal income tax purposes, a person (other than a partnership) that is not a U.S. Holder.

In the case of an entity or an arrangement that is classified as a partnership or a flow-through entity for U.S. federal income tax purposes that holds Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock, the tax treatment of a partner (or an owner) in such partnership or other entity will generally depend upon the status of the partner and the activities of the partner and the partnership or other entity. A prospective investor that is a partnership or a flow-through entity and partners (or owners) in such a partnership or flow-through entity are urged to consult their tax advisors about the U.S. federal income tax considerations relating to the purchase, ownership, or disposition of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of a Depositary Share should be treated for U.S. federal income tax purposes as holding the fraction of Mandatory Convertible Preferred Stock represented by the Depositary Share. Accordingly, a holder generally should not recognize income, gain, loss, or deductions upon a withdrawal of Mandatory Convertible Preferred Stock.

Each prospective investor is urged to consult its tax advisors concerning the particular U.S. federal, state, local, and non-U.S. income tax considerations and other tax considerations of the ownership and disposition of its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock.

Taxation of U.S. Holders

Distributions of Cash or Property

Distributions of cash or property paid on our Depositary Shares, Mandatory Convertible Preferred Stock or shares of our common stock will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s adjusted tax basis, in the Depositary Shares, Mandatory Convertible

Preferred Stock or shares of our common stock. Any remaining excess will be treated as capital gain and will be treated as described under “—Dispositions” below. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. Holders will be treated as “qualified dividend income” (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. Holders will be eligible for the dividends received deduction. U.S. Holders should consult their own tax advisors regarding the application of reduced tax rates and the dividends-received deduction in their particular circumstances.

Share Distributions

We may make distributions to holders of Depositary Shares or our Mandatory Convertible Preferred Stock that are paid in shares of our common stock. While not free from doubt, these distributions should be treated for U.S. federal income tax purposes as if the holder received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus should generally be subject to the rules applicable to cash distributions (as discussed in the section titled “—Distributions of Cash or Property” above). Accordingly, a U.S. Holder may have a tax liability on account of such distributions in excess of the cash (if any) that is received. Because such distribution may not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or another applicable withholding agent) are required to pay backup withholding on behalf of a U.S. Holder (as further described below under the section titled “—Information Reporting and Backup Withholding”), the applicable withholding agent could withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. Holder. A U.S. Holder’s initial tax basis in any common stock received as a distribution on the Mandatory Convertible Preferred Stock (or Depositary Shares) will generally equal the fair market value of the common stock on the date of the distribution, and the holding period for that common stock will begin on the day after the distribution. Distributions to holders of our common stock that are paid in shares of our common stock are generally not expected to be taxable, subject to certain limitations. A U.S. Holder that receives common stock as a distribution on common stock that is tax-free for U.S. federal income tax purposes will generally be required to allocate its existing tax basis in common stock between the old common stock and the new common stock on the date of the distribution, and the holding period for the new common stock will include the period during which the U.S. Holder held the old common stock.

Extraordinary Dividends

Dividends that exceed certain thresholds in relation to a corporate U.S. Holder’s tax basis in the Depositary Shares, Mandatory Convertible Preferred Stock or common stock could be characterized as “extraordinary dividends” under the Code. A corporate U.S. Holder that has held our Depositary Shares, Mandatory Convertible Preferred Stock or common stock for two years or less before the dividend announcement date and that receives an extraordinary dividend will generally be required to reduce its tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the corporate U.S. Holder’s tax basis in such stock, the excess is taxable as capital gain realized on the sale or other taxable disposition of the Depositary Shares, Mandatory Convertible Preferred Stock or common stock and will be treated as described under “—Dispositions” below. A non-corporate U.S. Holder that receives an extraordinary dividend will generally be required to treat any loss on the sale of our Depositary Shares, Mandatory Convertible Preferred Stock or common stock as long-term capital loss to the extent of the extraordinary dividends the U.S. Holder receives that qualify for taxation at the special rates discussed above under “—Distributions of Cash or Property”.

Adjustments to the Conversion Rate

The conversion rate of the Mandatory Convertible Preferred Stock will be adjusted in certain circumstances. A U.S. Holder that holds our Depositary Shares or Mandatory Convertible Preferred Stock may be deemed to have received a constructive distribution if the adjustment has the effect of increasing the U.S. Holder’s proportionate interest in our assets or earnings and profits. In addition, the failure to make certain adjustments to the Mandatory Convertible Preferred Stock may cause a U.S. Holder of our common stock to be deemed to have received a constructive distribution from us, even though the U.S. Holder has not received any cash or property as a result of such adjustments. Such U.S. Holder would be subject to the rules discussed under the section titled “—Distributions of Cash or Property” above. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the U.S. Holder of the Depositary Shares or Mandatory Convertible Preferred Stock, however, will generally not be considered to result in a deemed distribution to the U.S. Holder. Certain of the possible conversion rate adjustments provided in the terms of the Mandatory Convertible Preferred Stock (including adjustments in respect of taxable dividends paid to holders of common stock) may not qualify as being pursuant to a bona fide reasonable adjustment formula. If adjustments that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings and profits and that do not qualify as being pursuant to a bona fide reasonable adjustment formula are made, U.S. Holders of Depositary Shares or Mandatory Convertible Preferred Stock may be deemed to have received a distribution even though they have not received any cash or property. Any such deemed distribution will generally be taxable to such a U.S. Holder in the same manner as an actual distribution as described above under the section titled “—Distributions of Cash or Property.” Because such distribution may not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or another applicable withholding agent) are required to pay backup withholding on behalf of a U.S. Holder (as further described below under the section titled “—Information Reporting and Backup Withholding”), the applicable withholding agent could withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. Holder. Generally, a U.S. Holder’s adjusted tax basis in the Depositary Shares or Mandatory Convertible Preferred Stock will be increased to the extent any such constructive distribution is treated as a dividend.

The IRS has proposed regulations addressing the amount and timing of constructive distributions, obligations of withholding agents and filing and notice obligations of issuers, which if adopted or relied on by an applicable withholding agent could affect the U.S. federal income tax treatment of holders of Mandatory Convertible Preferred Stock or Depositary Shares deemed to receive such a distribution.

Conversion into Common Stock

A U.S. Holder generally will not recognize gain or loss upon the conversion of our Depositary Shares or Mandatory Convertible Preferred Stock into our common stock, except that any cash or common stock received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under “—Distributions of Cash or Property” or “—Share Distributions,” as applicable, with any common stock received in respect of such dividends treated as if the U.S. Holder had received cash equal to the fair market value of any such common stock, determined as of the date of the conversion.

Upon conversion of our Depositary Shares or Mandatory Convertible Preferred Stock into our common stock, the cash received in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional common share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional common share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Mandatory Convertible Preferred Stock (or Depositary Shares) for more than one year at the time of conversion.

The tax treatment of a U.S. Holder’s receipt of any cash or common stock paid upon conversion of our Depositary Shares or Mandatory Convertible Preferred Stock in respect of accrued and unpaid dividends that have not been declared, or paid in respect of any make-whole dividend (as described in the section titled “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”), is uncertain. Although not free from doubt, we believe such conversion would be treated as a recapitalization for U.S. federal income tax purposes, and the receipt of such cash or common stock would be treated as additional consideration received by the U.S. Holder upon conversion of the Mandatory Convertible Preferred Stock (or Depositary Shares) into common stock. Accordingly, no loss would be recognized upon such conversion, but the receipt of cash would be taxable to the extent of any gain realized by the U.S. Holder. For this purpose, gain generally would equal the excess, if any, of (i) the sum of the fair market value of our common stock received upon conversion (including any fractional common share for which cash is received) and the cash received (other than amounts of cash or common stock received in respect of accrued and unpaid dividends that have been declared) over (ii) the U.S. Holder’s tax basis in our Mandatory Convertible Preferred Stock (or Depositary Shares) immediately prior to conversion. The character of such gain recognized (which will be the lesser of such gain and such cash) is uncertain. If the conversion is considered to have the effect of a dividend (i.e., it is not considered “not essentially equivalent to a dividend”), such gain (to the extent recognized) would be taxable as dividend income, to the extent of our current and accumulated earnings and profits. However, if a U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the cash or common stock received upon conversion would be considered “not essentially equivalent to a dividend.” In that event, such gain could be capital gain. To the extent the amount of cash received in respect of accrued but unpaid dividends that have not been declared, or in respect of any make-whole dividend, exceeded the gain realized by a U.S. Holder, the excess amount would not be taxable to such U.S. Holder but would reduce its adjusted tax basis in our common stock.

U.S. Holders should be aware that the tax treatment described above in respect of the payments of cash or common stock made in respect of accrued and unpaid dividends that have not been declared and any make-whole dividends is not certain and may be challenged by the IRS, including on grounds that the amounts received attributable to the accrued and unpaid dividends that have not been declared or any make-whole dividends represent a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under “—Distributions of Cash or Property” or “—Share Distributions,” as applicable.

Except as discussed in the last sentence of this paragraph, a U.S. Holder’s adjusted tax basis in shares of common stock received upon conversion of the Mandatory Convertible Preferred Stock (or Depositary Shares), including any fractional shares of our common stock treated as received and then exchanged for cash, will equal the adjusted tax basis of the converted shares of the Mandatory Convertible Preferred Stock (or Depositary Shares), increased by any gain recognized on the conversion and reduced by any cash received that was treated as additional consideration received in the conversion as discussed above, and the holding period of such shares of common stock will include the holding period of the converted shares of Mandatory Convertible Preferred Stock (or Depositary Shares). A corporate U.S. Holder’s adjusted tax basis in common stock received may be further reduced under the rules described above under “—Extraordinary Dividends.” Common stock received in payment of accrued but unpaid dividends that have been declared and that are taxed as a dividend upon receipt, if any, will have an adjusted tax basis equal to their fair market value on the date of conversion and a new holding period which will commence on the day after the conversion.

In the event a U.S. Holder’s Mandatory Convertible Preferred Stock (or Depositary Shares) is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their own tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Dispositions

Upon a sale, exchange or other taxable disposition of its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock (other than pursuant to a withdrawal of our Mandatory Convertible Preferred Stock or common stock in respect of Depositary Shares or conversion of our Mandatory Convertible Preferred Stock (or Depositary Shares) into common stock), a U.S. Holder will generally recognize capital gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in its Depositary Shares, our Mandatory Convertible

Preferred Stock, or our common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. Holder has held its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock for more than one year at the time of disposition. A U.S. Holder’s tax basis and holding period in respect of common stock received in the conversion of the Mandatory Convertible Preferred Stock (or Depositary Shares) is discussed above under the section titled “—Conversion into Common Stock.” Long-term capital gains of non-corporate U.S. Holders (including individuals) are generally subject to U.S. federal income taxation at preferential rates. The deductibility of capital losses is subject to significant limitations under the Code.

We may purchase the Mandatory Convertible Preferred Stock or Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise. Assuming the disposition is “not essentially equivalent to a dividend” with respect to the U.S. Holder, the U.S. Holder generally will recognize capital gain or loss on any such purchase in an amount equal to the difference, if any, between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in its Mandatory Convertible Preferred Stock or Depositary Shares. Depending on the U.S. Holder’s circumstances, gross proceeds from such purchase may be taxed in the same manner as a distribution as described under the section titled “—Distributions of Cash or Property” above. However, if a U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the gain recognized from such purchase would be considered “not essentially equivalent to a dividend.” As discussed above, generally a holder, including a U.S. Holder, of Depositary Shares should be treated for U.S. federal income tax purposes as holding the fraction of the Mandatory Convertible Preferred Stock represented by the Depositary Shares. Accordingly, a U.S. Holder generally should not recognize income, gain, loss, or deductions upon a withdrawal of Mandatory Convertible Preferred Stock.

U.S. Holders are urged to consult their tax advisors as to the consequences of any sale, exchange, or other taxable disposition of their Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock.

Information Reporting and Backup Withholding

We or an applicable withholding agent will report to U.S. Holders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld unless the U.S. Holder is an exempt recipient and, when required, demonstrates this fact. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding on dividends with respect to, or the proceeds of a disposition of, Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock unless the U.S. Holder is treated as a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide its correct taxpayer identification number may also be subject to penalties imposed by the IRS.

Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. Holder’s federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors concerning the application of information reporting and backup withholding rules to their particular circumstances.

Taxation of Non-U.S. Holders

Distributions

Distributions of cash or property that we pay in respect of our Depositary Shares, Mandatory Convertible Preferred Stock or our common stock, including any deemed distributions resulting from certain adjustments (or failures to make adjustments) to the number of shares of our common stock to be issued on conversion (as described under the section titled “—Share Distributions and Adjustments to Conversion Rate” below), will generally constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends paid to Non-U.S. Holders will generally be subject to withholding of U.S. federal income tax at a 30% rate or (subject to the discussion below under the section titled “—FATCA Withholding”) such lower rate as may be specified by an applicable income tax treaty, provided that the withholding agent has received proper certification as to the application of that treaty. To the extent any distribution exceeds our current and accumulated earnings and profits, such excess will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock (determined separately for each share) which will not be subject to tax, and thereafter will be treated as capital gain (and thus treated in the manner described in the section titled “—Dispositions” below).

In order to claim the benefit of an applicable income tax treaty for dividends, a Non-U.S. Holder must satisfy applicable certification and other requirements prior to the distribution date, such as providing the withholding agent with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form). Non-U.S. Holders eligible for a reduced rate of or an exemption from U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

To the extent dividends paid are “effectively connected” with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), such effectively connected dividends will not be subject to withholding tax provided that certain certification and disclosure requirements are satisfied. Instead, such dividends will be subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a United States person under the Code unless an applicable income tax treaty provides otherwise. In addition, if a Non-U.S. Holder is a corporate Non-U.S. Holder, earnings and profits attributable to such dividends that are effectively connected with such holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Share Distributions and Adjustments to Conversion Rate

We may make distributions to holders of Depositary Shares or our Mandatory Convertible Preferred Stock that are paid in our common stock. In general, while not free from doubt, distributions paid in our common stock should be treated for U.S. federal income tax purposes as if the holder of our Mandatory Convertible Preferred Stock or Depositary Shares received a distribution of cash in an amount equal to the fair market value of the distributed common stock on the date of the distribution and thus should generally be subject to the rules applicable to cash distributions (as discussed in the section titled “—Distributions” above). Similarly, as discussed above under the section titled, “—Taxation of U.S. Holders—Adjustments to the Conversion Rate,” certain adjustments to the conversion rate (or failure to make certain adjustments) that result in an increase in the proportionate interests of a Non-U.S. Holder in our assets or earnings and profits can result in deemed distributions to the Non-U.S. Holder, which would be treated as discussed in the section titled “—Distributions” above. Because distributions paid in our common stock and deemed distributions would not give rise to any cash from which any applicable withholding tax could be satisfied, an applicable withholding agent could withhold the U.S. federal tax on any such dividend from any cash, common stock, or sales proceeds subsequently paid or credited to such Non-U.S. Holder (or other assets of the Non-U.S. Holder held by such withholding agent). Similarly, as discussed above under the section titled, “—Taxation of U.S. Holders—Share Distributions,” distributions to Non-U.S. Holders of our common stock that are paid in shares of our common stock are generally not expected to be taxable, subject to certain limitations.

Conversion into Common Stock

A Non-U.S. Holder generally will not recognize gain or loss upon the conversion of our Depositary Shares or Mandatory Convertible Preferred Stock into our common stock, except that (1) cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such common share and will be subject to the treatment described below under “—Dispositions,” (2) cash or common stock received in respect of accrued and unpaid dividends that have been declared should be treated in the manner described above under “Taxation of U.S. Holders—Conversion into Common Stock” and (3) cash or common stock received in respect of accrued and unpaid dividends that have not been declared or make-whole dividends (as described in the section titled “Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-whole Amount”) should be treated in the manner described above under “Taxation of U.S. Holders—Conversion into Common Stock.”

In the case of payments described in (2), a Non-U.S. Holder should expect a withholding agent to withhold tax from such amounts, as described above under “—Distributions.” In the case of payments described in (3), the tax treatment of such amounts is uncertain, and therefore a withholding agent may withhold 30% of such amount as described under “—Distributions.” Non-U.S. Holders should consult their tax advisors to determine the specific tax consequences of a conversion of Depositary Shares or our Mandatory Convertible Preferred Stock into shares of common stock in their particular circumstances to them.

Dispositions

Subject to the discussions above under the section titled “—Distributions,” and below under the section titled “—FATCA Withholding” and “—Information reporting and backup withholding,” a Non-U.S. Holder will generally not be subject to U.S. federal income tax with respect to gain realized on the sale, exchange or other taxable disposition of its Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock, unless:

•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the sale or other taxable disposition, and certain other conditions are met;

•

the gain is “effectively connected” with such Non-U.S. Holder’s conduct of a trade or business within the United States, and, if required under an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time within the shorter of the five-year period ending on the date of such sale, exchange, or other taxable disposition or such Non-U.S. Holder’s holding period for our Mandatory Convertible Preferred Stock (including through holding Depositary Shares) or our common stock.

We believe that we have not been and are not, and we do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes, although no assurances can be given in this regard.

To the extent that gain recognized is effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business and, if required by an income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States, such gain will be subject to U.S. federal income tax on a net basis at regular rates in the same manner as if such Non-U.S. Holder were a United States person as described under the Code. In addition, if a Non-U.S. Holder is a corporate Non-U.S. Holder, earnings and profits attributable to such gain that are effectively connected with such holder’s conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified in an applicable income tax treaty.

To the extent any gain is recognized by a Non-U.S. Holder described in the first bullet above, such gain (net of certain U.S.-source losses) will be subject to U.S. federal income tax at a rate of 30% (or lower applicable income tax treaty rate).

We may purchase the Mandatory Convertible Preferred Stock or Depositary Shares from time to time in the open market, by tender offer, exchange offer or otherwise. Assuming the disposition is “not essentially equivalent to a dividend” with respect to the Non-U.S. Holder, the Non-U.S. Holder generally will recognize gain or loss on any such purchase in an amount equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition and the U.S. Holder’s adjusted tax basis in its Mandatory Convertible Preferred Stock or Depositary Shares. Any such gain generally will be taxed to the extent described above under the section titled “—Dispositions.” Depending on the Non-U.S. Holder’s circumstances, gross proceeds from such purchase may be taxed in the same manner as a distribution as described under the section titled “—Distributions” above. However, if a Non-U.S. Holder owns none or only an insubstantial amount of our voting stock (actually or constructively, based on certain attribution rules), and does not exercise any control or management over our affairs, it is likely that the gain recognized from such purchase would be considered “not essentially equivalent to a dividend.”

As discussed above, generally a holder, including a Non-U.S. Holder, of Depositary Shares should be treated for U.S. federal income tax purposes as holding the fraction of the Mandatory Convertible Preferred Stock represented by the Depositary Shares. Accordingly, a Non-U.S. Holder generally should not recognize income, gain, loss, or deductions upon a withdrawal of Mandatory Convertible Preferred Stock.

Non-U.S. Holders are urged to consult their tax advisors as to the consequences of any sale, exchange, or other taxable disposition of their Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock.

FATCA Withholding

Sections 1471 through 1474 of the Code, and the Treasury Regulations and other administrative guidance issued thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed Treasury Regulations discussed below, the gross proceeds from a sale or other disposition of, stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules, or (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any direct or indirect “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying, and information regarding, such substantial United States owners, or otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the U.S. and the Non-U.S. Holder’s country of residence may modify the requirements described in this paragraph.

Treasury Regulations proposed in December 2018 eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of Depositary Shares, our Mandatory Convertible Preferred Stock, or our common stock and may be relied upon by taxpayers until final regulations are issued.

We will not pay additional amounts or “gross up” payments to holders as a result of any withholding or deduction for taxes imposed under FATCA. Under certain circumstances, certain Non-U.S. Holders might be eligible for refunds or credits of such taxes. Investors are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.

Information reporting and backup withholding

Information returns are required to be filed with the IRS in connection with payments of dividends on Depositary Shares, our Mandatory Convertible Preferred Stock and our common stock. Unless a Non-U.S. Holder complies with certification procedures to establish that it is not a United States person (as defined in the Code), information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition by them of Depositary Shares, our Mandatory Convertible Preferred Stock or our common stock. A Non-U.S. Holder may be subject to backup withholding on payments on Depositary Shares, our Mandatory Convertible Preferred Stock or our common stock or on the proceeds from a sale or other disposition of our common stock unless the Non-U.S. Holder complies with certification procedures to establish that it is not a United States person (as defined in the Code) or otherwise establishes an exemption. The provision of a properly executed applicable IRS Form W-8 certifying non-U.S. status will permit the Non-U.S. Holder to avoid backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided that certain required information is timely furnished to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING ON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF DEPOSITARY SHARES AND OUR MANDATORY CONVERTIBLE PREFERRED STOCK, THE CONVERSION OF OUR MANDATORY CONVERTIBLE PREFERRED STOCK, AND THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK RECEIVED IN RESPECT OF THE MANDATORY CONVERTIBLE PREFERRED STOCK, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL AND OTHER TAX LAWS.

UNDERWRITING (CONFLICTS OF INTEREST)

We and the underwriters named below have entered into an underwriting agreement with respect to the Depositary Shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Depositary Shares indicated in the following table. J.P. Morgan Securities LLC, BofA Securities, Inc. and BNP Paribas Securities Corp. are the representatives of the underwriters.

Underwriters	Number of Shares
J.P. Morgan Securities LLC	12,150,000
BofA Securities, Inc.	1,890,000
BNP Paribas Securities Corp.	1,890,000
Mizuho Securities USA LLC	1,755,000
RBC Capital Markets, LLC	1,755,000
Truist Securities, Inc.	1,755,000
PNC Capital Markets LLC	1,620,000
Academy Securities, Inc.	1,417,500
Citizens JMP Securities, LLC	1,417,500
BMO Capital Markets Corp.	675,000
Scotia Capital (USA) Inc.	675,000

Total	27,000,000

The underwriters are committed to take and pay for all of the Depositary Shares being offered, if any are taken, other than the Depositary Shares covered by the option described below unless and until this option is exercised.

The underwriters have an over-allotment option to buy up to an additional 2,700,000 Depositary Shares from us, solely to cover over-allotments. The underwriters have 13 days from the date of this prospectus supplement to exercise this over-allotment option. If any Depositary Shares are purchased pursuant to this over-allotment option, the underwriters will severally purchase Depositary Shares in approximately the same proportion as set forth in the table above.

It is expected that delivery of the Depositary Shares will be made against payment therefor on March 25, 2025, which is the second business day following the trade date for the Depositary Shares (such settlement cycle being referred to as “T+2”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Depositary Shares prior to the business day preceding the settlement date will be required, by virtue of the fact that the Depositary Shares initially will settle T+2, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Depositary Shares who wish to trade the Depositary Shares prior to the business day preceding the settlement date should consult their own advisors.

The following table shows the per share and total underwriting discount to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	No Exercise	Full Exercise
Per Share	$1.125	$1.125
Total	$30,375,000	$33,412,500

Depositary Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any Depositary Shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.675 per share from the public offering price. After the initial offering of the Depositary Shares, the representatives may change the offering price and the other selling terms. The offering of the Depositary Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any Depositary Shares made outside of the United States may be made by affiliates of the underwriters.

We, and each of our directors and executive officers have agreed (such persons, the “lock-up parties”), with customary limited exceptions, for a period of 45 days after the date of this prospectus supplement (such applicable period, the “lock-up period”), that we and they will not (and we and they will not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC, to: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by the lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (collectively with our common stock, the “lock-up securities”), (2) enter into any swap, hedging or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, other than the Depositary Shares offered and sold by the Company pursuant to this prospectus supplement, the Mandatory Convertible Preferred Stock in respect thereof and any shares of common stock issued upon conversion of, or issued and paid as a dividend on, the Mandatory Convertible Preferred Stock, (3) make any demand for or exercise any right with respect to the registration of any lock-up securities, or (4) publicly disclose the intention to take any of the foregoing actions. We have also agreed not to submit to or file with the SEC a registration statement relating to the lock-up securities during the lock-up period.

With respect to issuances or sales by us, these restrictions do not apply to (i) the issuance of the Depositary Shares and Mandatory Convertible Preferred Stock offered hereby, or the issuance of any shares of common stock upon conversion of the Mandatory Convertible Preferred Stock, (ii) the issuance of any shares of common stock upon conversion of the Convertible Notes, (iii) the grant by the Company of employee or director stock options or restricted stock units in the ordinary course of business, (iv) the issuance by the Company of any shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof (including, for the avoidance of doubt, the issuance of shares of common stock upon the vesting of restricted stock units issued pursuant to such plans or pursuant to the Company’s employee stock purchase plans), or (v) the entry into, the consummation of the transactions contemplated by, or the termination of, the capped call transactions discussed in “Description of the Capped Call Transactions.” In addition, these restrictions do not apply to issuances of common stock in connection with mergers, acquisitions or commercial or strategic transactions, provided that the aggregate number of shares of common stock issued pursuant to this clause may not exceed 700,000 shares of common stock, as well as other customary exceptions.

With respect to sales by our directors and executive officers, these restrictions do not apply to (a) transfers of lock-up securities, by gift, will or intestacy, including without limitation transfers by gift, will or intestacy to family members of or to a settlement or trust established under the laws of any country; (b) transfers or sales of lock-up securities, pursuant to any written contract, instruction or plan (a “10b5-1 Plan”) complying with Rule 10b5-1 of the Exchange Act, that has been entered into prior to the date of the lock-up agreement of the relevant director or executive officer; (c) entering into a 10b5-1 Plan so long as: (i) such 10b5-1 plan does not provide for transfers or sales of lock-up securities during the lock-up period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made regarding the establishment of such 10b5-1 Plan, such announcement or filing shall include a statement to the effect that no transfer of lock-up securities may be made under such 10b5-1 Plan during the lock-up period; or (d) the transfer or sale of Lock-Up Securities to the Company in a transaction exempt from Section 16(b) of the Exchange Act (i) to satisfy tax withholding obligations in connection with (x) the vesting of restricted stock units that vest during the Lock-Up Period or (y) the exercise of options that expire during the Lock-Up Period or (ii) to satisfy the exercise price of options that expired during the Lock-Up Period; provided that in the event of any transfer pursuant to clause (a): (i) the transferee shall enter into a lock-up agreement substantially in the form of the lock-up agreements applicable to our directors and our executive officers covering the remainder of the lock-up period; (ii) the transfer does not involve a disposition for value; (iii) as a result of any such transfer, no filing by any party (donor, donee, transferor or transferee) under Section 16 of the Exchange Act reporting a reduction in beneficial ownership of lock-up securities or other public announcement shall be required or shall be made voluntarily during the lock-up period in connection with such transfer or distribution (other than a filing in the case of transfers as a bona fide gift or gifts required pursuant to Section 16(a) of the Exchange Act; provided that any such filing shall clearly state that such transfer is a bona fide gift and that such shares remain subject to the restrictions set forth in the lock-up agreement); and (iv) the relevant director or executive officer does not otherwise voluntarily effect any public announcement of such transfer during the lock-up period; provided further that in the event of any transfer pursuant to clause (b), any filing required by Section 16 of the Exchange Act during the lock-up period in connection with such transfer shall state in the footnotes thereto that such sales have been executed under a 10b5-1 Plan and no other public announcement shall be required or shall be made voluntarily; provided further that in the event of any transfer pursuant to clause (c) or (d) any filing required by Section 16 of the Exchange Act during the lock-up period in connection with such transfer shall state in the footnotes thereto that such transfer is being made pursuant to the applicable circumstances described in clause (c) or (d) and no other public announcement shall be required or shall be made voluntarily.

In addition, each of our directors and our executives officers also authorized us and our transfer agent and registrar to decline to make any transfer of their securities except in compliance with the foregoing restrictions, and we are responsible for reasonably designing and enforcing a program for sales under clause (e) to ensure that sales are not made in excess of the aggregate limit.

J.P. Morgan Securities LLC, in its sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

We intend to apply to list the Depositary Shares on Nasdaq under the symbol “MCHPP.” No assurance can be given that the Depositary Shares will be listed or that any such application for listing will be approved. Neither we nor the underwriters can assure investors that an active trading market will develop for the Depositary Shares, or that the Depositary Shares will trade in the public market at or above the initial public offering price. Our common stock is listed on Nasdaq under the symbol “MCHP.”

We estimate that our offering expenses, excluding underwriting discount, will be approximately $2.1 million. J. Wood Capital Advisors is acting as financial advisor to us in connection with this offering and will receive a fee upon the completion of this offering. J. Wood Capital Advisors is not acting as an underwriter under the underwriting agreement and will not offer or sell any securities in this offering.

In connection with this offering, the underwriters may purchase and sell Depositary Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Depositary Shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Depositary Shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their over-allotment option to purchase additional Depositary Shares or purchasing Depositary Shares in the open market. In determining the source of Depositary Shares to cover the covered short position, the underwriters will consider, among other things, the price of Depositary Shares available for purchase in the open market as compared to the price at which they may purchase additional Depositary Shares pursuant to the option described above. “Naked”

short sales are any short sales that create a short position greater than the amount of additional Depositary Shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing Depositary Shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Depositary Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Depositary Shares made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Depositary Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Depositary Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Depositary Shares. As a result, the price of the Depositary Shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In that regard, certain of the underwriters or their affiliates are or have been lenders and/or agents or dealers or initial purchasers under the Amended Credit Agreement, Commercial Paper Program and prior securities offerings. Certain of the underwriters or their affiliates are lenders under the Amended Credit Agreement and/or may hold CP Notes and, as a result, may receive a portion of the net proceeds from this offering, and such underwriters would be deemed to have a conflict of interest under FINRA Rule 5121 to the extent such underwriters or affiliates receive at least 5% of the net proceeds of the offering. Additionally, certain of the underwriters or their respective affiliates are a party to the capped call transactions with us and will therefore receive a portion of the net proceeds from this offering applied to those transactions. See “Use of Proceeds.”

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Capped Call Transactions

In connection with the pricing of the Depositary Shares, we entered into privately negotiated capped call transactions with the option counterparties, which includes certain of the underwriters or their respective affiliates and certain other financial institutions. The capped call transactions are generally expected to reduce or offset potential dilution to our common stock upon any conversion of the Mandatory Convertible Preferred Stock, with such reduction subject to a cap. If the underwriters exercise their over-allotment option to purchase additional Depositary Shares, we expect to enter into additional capped call transactions with the option counterparties.

We have been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the Depositary Shares. These activities could increase (or reduce the size of any decrease in) the market price of our common stock or the Depositary Shares at that time.

In addition, we have been advised that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the Depositary Shares and prior to the mandatory conversion date of the Mandatory Convertible Preferred Stock (and are likely to do so during the final averaging period relating to the mandatory conversion of the Mandatory Convertible Preferred Stock and, to the extent we unwind a corresponding portion of the capped call transactions, following any early conversion of the Mandatory Convertible Preferred Stock or repurchase of the Depositary Shares). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the Depositary Shares and could affect the value of the shares of common stock that you will receive upon conversion of the Mandatory Convertible Preferred Stock and, to the extent the activity occurs during the final averaging period relating to the mandatory conversion of the Mandatory Convertible Preferred Stock, it could also affect the number of shares of our common stock that you will receive upon conversion.

For a discussion of the potential impact of any market or other activity by the option counterparties or their respective affiliates in connection with these capped call transactions, see “Risk Factors—Risks Related to this Offering and Ownership of the Depositary Shares and the Mandatory Convertible Preferred Stock—The capped call transactions may affect the value of the Depositary Shares and our common stock.”

Selling Restrictions

Canada

The Depositary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Depositary Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

United Kingdom

The Depositary Shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Depositary Shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Depositary Shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Switzerland

This prospectus supplement does not constitute an offer to the public or a solicitation to purchase or invest in any Depositary Shares. No Depositary Shares have been offered or will be offered to the public in Switzerland, except that offers of Depositary Shares may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”): (a) to any person which is a professional client as defined under the FinSA; (b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of representatives for any such offer; or (c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance; provided that no such offer of Depositary Shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The Depositary Shares have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the Depositary Shares constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the Depositary Shares may be publicly distributed or otherwise made publicly available in Switzerland.

Japan

The Depositary Shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Depositary Shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Hong Kong

The Depositary Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the Depositary Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Depositary Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any Depositary Shares or caused the Depositary Shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any Depositary Shares or cause the Depositary Shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Depositary Shares, whether directly or indirectly, to any person in Singapore other than: (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; (b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Depositary Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Depositary Shares pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(c)(ii) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the Depositary Shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Depositary Shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

This prospectus supplement does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”); has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The Depositary Shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Depositary Shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Depositary Shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Depositary Shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of Depositary Shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those Depositary Shares for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Depositary Shares, you undertake to us that you will not, for a period of 12 months from the date of issue of the Depositary Shares, offer, transfer, assign or otherwise alienate those Depositary Shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Dubai International Financial Centre (“DIFC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The Depositary Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Depositary Shares offered should conduct their own due diligence on the Depositary Shares. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the Depositary Shares may not be offered or sold directly or indirectly to the public in the DIFC.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In

Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the Depositary Shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

LEGAL MATTERS

Certain legal matters with respect to the offering of Depositary Shares will be passed upon for Microchip by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California and Austin, Texas. Certain legal matters with respect to the offering of Depositary Shares will be passed upon for the underwriters by Davis Polk & Wardwell LLP, Redwood City, California.

EXPERTS

The consolidated financial statements of Microchip Technology Incorporated at March 31, 2024 and 2023, and for each of the three years in the period ended March 31, 2024, incorporated by reference in this prospectus have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Microchip Technology Incorporated

Common Stock

Preferred Stock

Depositary Shares

We may issue the securities described in this prospectus from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Investing in our securities involves risks. Please carefully read the information under the heading “Risk Factors” beginning on page 2 of this prospectus and the “Risk Factors” sections of our most recent report on Form 10-K or Form 10-Q that is incorporated by reference in this prospectus, and in any applicable prospectus supplement, before you invest in our securities.

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “MCHP.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in our securities, you should read both this prospectus and any applicable prospectus supplement together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ii

THE COMPANY

We develop, manufacture and sell smart, connected and secure embedded control solutions used by our customers for a wide variety of applications. Our strategic focus includes general purpose and specialized 8-bit, 16-bit, and 32-bit mixed-signal microcontrollers, microprocessors, analog, FPGA, and memory products. With over 30 years of technology leadership, our broad product portfolio is a Total System Solution (“TSS”) for our customers that can provide a large portion of the silicon requirements in their applications. TSS is a combination of hardware, software and services which help our customers increase their revenue, reduce their costs and manage their risks compared to other solutions. Our synergistic product portfolio empowers disruptive growth trends, including edge computing/internet of things, data centers, artificial intelligence/machine learning, networking/connectivity, e-mobility, and sustainability, in key end markets such as automotive, aerospace and defense, communications, consumer appliances, data centers and computing, and industrial.

We were incorporated in Delaware in 1989. Our principal executive offices are located at 2355 W. Chandler Boulevard, Chandler, Arizona 85224-6199 and our telephone number is (480) 792-7200. Our website address is www.microchip.com. Information accessible on or through our website is not a part of, and is not incorporated by reference into, this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the section of the applicable prospectus supplement titled “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus and any applicable prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “potentially,” “likely,” and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any applicable prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not place undue reliance upon such forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus (or the date of the relevant prospectus supplement or document incorporated by reference, as applicable), and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital, debt refinancing or debt repayment and other general corporate purposes. We may also use a portion of the net proceeds to acquire, license or invest in complementary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of our securities under this prospectus. Pending the application of the net proceeds as described above, we may invest the net proceeds of any offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DESCRIPTION OF SECURITIES

We may issue from time to time, in one or more offerings, the following securities:

•	shares of common stock, par value $0.001 per share, of the Company;

•	preferred stock, par value $0.001 per share, of the Company

•	depositary shares representing a fractional interest in a share of a particular series of preferred stock.

We will set forth in the applicable prospectus supplement and/or free writing prospectus a description of any common stock, preferred stock or depositary shares issued by us that may be offered or sold pursuant to this prospectus. The terms of the offering of securities, the initial offering price, and the net proceeds to us will be contained in the prospectus supplement, and other offering material, relating to such offer.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents, or direct purchasers and their compensation in the applicable prospectus supplement.

The securities may be offered and sold at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts or concessions allowed or reallowed or paid to dealers (which may be changed from time to time).

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be liquidity or any market for the offered securities.

Underwriters and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California and Austin, Texas. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Microchip Technology Incorporated at March 31, 2024 and 2023, and for each of the three years in the period ended March 31, 2024, incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report therein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.microchip.com. Information accessible on or through our website is not a part of, and is not incorporated by reference into, this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under the cover of a Current Report on Form 8-K and incorporated by reference in this prospectus. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference certain information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended March 31, 2024, filed with the SEC on May 23, 2024;

•

the information incorporated by reference into our Annual Report on Form 10-K for the year ended March 31, 2024 from our  Definitive Proxy Statement on Schedule 14A, filed with the SEC on July 8, 2024, as supplemented by our Definitive Additional Materials on Schedule 14A filed with the SEC on August 13, 2024;

•

our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024, September 30, 2024 and December 31, 2024, filed with the SEC on August  1, 2024, November  5, 2024 and February 6, 2025, respectively;

•

our Current Reports on Form 8-K filed with the SEC on April  2, 2024, May  31, 2024, August 1, 2024 (solely to the extent information is provided under Item 5.02 thereof), August  20, 2024, August  22, 2024, September  4, 2024, November  12, 2024, November  20, 2024, December  2, 2024, December  16, 2024, February  4, 2025, February  24, 2025, and March 3, 2025; and

•

the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed with the SEC on October 12, 1999, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Microchip Technology Incorporated

2355 W. Chandler Blvd.

Chandler, Arizona 85224-6199

Attn: Investor Relations

(480) 792-7200